SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. ___)
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infoGROUP Inc.
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infoGROUP INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 23, 2008

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the 2008 Annual Meeting of Stockholders (the “Annual Meeting”) of infoGROUP Inc., a Delaware corporation (the “Company”), will be held on October 23, 2008, at 3:00 p.m. local time, at the Company’s facility located at 951 Mariners Island Blvd., Suite #300, San Mateo, CA 94404, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

1. To elect three directors to the Board of Directors for a term of three years;

2. To approve an amendment to the infoUSA Inc. 2007 Omnibus Incentive Plan to clarify the number of shares of the Company common stock reserved for issuance thereunder; and

3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on September 19, 2008 are entitled to receive notice of and to vote at the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope included for that purpose. Stockholders attending the Annual Meeting may vote in person even if they have previously returned a proxy.

Sincerely,

John H. Longwell
Secretary

Omaha, Nebraska
September 23, 2008

infoGROUP INC.

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of infoGROUP Inc., a Delaware corporation (“we” or the “Company”), for use at its 2008 Annual Meeting of Stockholders to be held on October 23, 2008, at 3:00 p.m., local time, or at any adjournments or postponements thereof (the “Annual Meeting”), for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company’s facility located at 951 Mariners Island Blvd., Suite #300, San Mateo, CA 94404. The Company’s telephone number is (402) 593-4500.

These proxy solicitation materials are being mailed on or about September 30, 2008, to all stockholders entitled to vote at the Annual Meeting. The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, including audited financial statements (the “2007 Form 10-K”), is being mailed to stockholders concurrently with this Proxy Statement.

Record Date; Outstanding Shares

Stockholders of record at the close of business on September 19, 2008 (the “Record Date”) are entitled to receive notice of and vote at the Annual Meeting. On the Record Date, 56,875,262 shares of the Company’s common stock, $.0025 par value per share, were issued and outstanding. For information regarding beneficial ownership of the Company’s common stock by directors, executive officers and holders of more than five percent of the outstanding common stock, see the “Security Ownership” section of this Proxy Statement.

Proxies; Revocability of Proxies

The persons named as the proxy holders, Fred Vakili and Stormy L. Dean (the “proxy holders”), were selected by the Company’s Board of Directors (the “Board of Directors”) and are officers of the Company. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted. All proxies will be voted in accordance with the stockholders’ instructions, and if no choice is specified, the proxy holders will vote the proxies received by them (i) in favor of the nominees named in this Proxy Statement and (ii) in favor of the amendment to the infoUSA Inc. 2007 Omnibus Incentive Plan. The proxy holders are authorized to vote, in their discretion, with respect to such other matters as may be properly brought before the Annual Meeting or any adjournment thereof.

Proxies given pursuant to this solicitation may be revoked at any time before they are voted at the Annual Meeting or any adjournment thereof by delivering written notice of revocation to the Secretary of the Company or by executing a later dated proxy. Stockholders also may revoke such proxies by attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy. See also the “How to Vote” section of this Proxy Statement.

Voting and Solicitation

The presence in person or by proxy of holders of a majority of the outstanding shares of stock entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business. Every holder of record of common stock on the Record Date is entitled, for each share held, to one vote on each proposal or item that comes before the Annual Meeting. In the election of directors, each stockholder will be entitled to vote for three nominees and, if a quorum is present at the Annual Meeting, the three nominees with the greatest number of votes will be elected. If a quorum is present at the Annual Meeting, an affirmative vote of a majority of the shares represented at the Annual Meeting in person or by proxy and entitled to vote would be required for the approval of the amendment to the infoUSA Inc. 2007 Omnibus Incentive Plan.

The election inspectors will treat abstentions as shares that are present and entitled to vote for the purposes of determining whether a quorum is present. With respect to the election of directors (elected by a plurality of the votes), abstentions will not be taken into account in determining the outcome of the election. With respect to other matters being considered, abstentions will have the same effect as negative votes. If a broker indicates on the proxy card that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter and will not be taken into account in determining the outcome of the votes on that matter.

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors. Original solicitation of proxies by mail may be supplemented by telephone or personal solicitation by directors, officers, or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for their services. The Company will bear the entire cost of solicitation of proxies, including the fees and expenses payable to its professional proxy solicitor, which are described below, and the preparation, assembly, printing and mailing of this Proxy Statement, the Notice of the Annual Meeting, the enclosed proxy card and any additional information furnished to stockholders.

The Company has engaged the services of Morrow & Co. to solicit proxies and to assist in the distribution of proxy materials. In connection with its retention by the Company, Morrow & Co. has agreed to provide consulting and analytic services and to assist in the solicitation of proxies. The Company has agreed to pay Morrow & Co. for its services a fee of $8,500 plus reimbursement of reasonable out-of-pocket expenses.

Copies of solicitation materials will also be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of the Company’s common stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of the Company’s common stock for their costs of forwarding solicitation materials to the beneficial owners.

Deadlines for Receipt of Stockholder Proposals

The proxy rules of the Securities and Exchange Commission (the “SEC”) permit stockholders, after timely notice to a company, to present proposals for stockholder action in a company’s proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly omitted in accordance with the proxy rules. Stockholder proposals that are intended to be presented at the Annual Meeting must have been received by the Company no later than September 3, 2008 to be included in the proxy statement and form of proxy for the Annual Meeting. No stockholder proposals pursuant to the SEC proxy rules were received by the Company by the September 3, 2008 deadline. Any such proposal received after that date will be considered untimely and may be excluded from the Company’s proxy materials.

Stockholder proposals that are intended to be presented at the Company’s 2009 Annual Meeting must be received by the Company no later than June 2, 2009 to be considered for inclusion in the proxy statement and form of proxy for the 2009 Annual Meeting. However, in the event that the date of the 2009 Annual Meeting is changed by more than 30 days from the anniversary date of this year’s Annual Meeting, the deadline for providing the Company notice under the SEC rules will be a reasonable time before the Company begins to print and mail its proxy soliciting materials. It is currently expected that the 2009 Annual Meeting will be held in the spring of 2009.

The Company’s Bylaws provide that certain requirements be met for business to properly come before the stockholders at the Annual Meeting. Among other things, stockholders intending to bring business before the Annual Meeting must provide written notice of such intent to the Secretary of the Company. Such notice must be received by the Company no later than the close of business on the 10th day following the day on which notice of the date of the Annual Meeting was mailed or public disclosure of the same was made. The chairman of the Annual Meeting will declare that any business introduced at the Annual Meeting that did not comply with the advance notice requirement described in the preceding sentence was not properly brought before the Annual Meeting and shall not be transacted. Stockholders desiring to bring matters for action at an annual meeting should contact the Company’s Secretary for a copy of the relevant requirements.

Additionally, any stockholder intending to nominate candidates for membership on the Board of Directors must send written notice of such nomination to the Secretary of the Company at least 30, but no more than 60, days prior to the Annual Meeting, with the submitting stockholder’s name, address and stockholdings and pertinent information about the proposed nominee similar to that set forth for nominees named herein. If notice or public disclosure of the date of the Annual Meeting is given or made less than 40 days prior to such date, such stockholder notice must be received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

How to Vote

Even if you plan to attend the Annual Meeting you are encouraged to vote by proxy. You may vote by proxy in one of the following ways:

•	by Internet at the address listed on the proxy card;

•	by telephone using the toll-free number listed on the proxy card; or

•	by returning the enclosed proxy card (signed and dated) in the envelope provided.

If you vote by the Internet or telephone, your electronic vote authorizes the proxy holders in the same manner as if you signed, dated and returned your proxy card. If you vote by the Internet or telephone, do not return your proxy card.

You may change your vote at any time before the proxy is exercised. If you voted by mail, you may revoke your proxy at any time before it is voted by executing and delivering a timely and valid later-dated proxy, by voting by ballot at the Annual Meeting or by giving written notice of revocation to the Secretary. If you voted by the Internet or telephone you may also change your vote with a timely and valid later Internet or telephone vote, as the case may be, or by voting by ballot at the Annual Meeting. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give proper written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the Annual Meeting.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

The Board of Directors presently consists of ten directors and is divided into three classes with the term of office of one class expiring each year. The Company presently has two classes of three directors each and one class of four directors. The terms of office of Bernard W. Reznicek, John N. Staples III and Clifton T. Weatherford expire at this year’s Annual Meeting. The terms of Vinod Gupta, Dr. George F. Haddix and Dr. Vasant H. Raval expire at the 2009 Annual Meeting. The terms of Robin S. Chandra, Bill L. Fairfield, Elliot S. Kaplan and George Krauss expire at the 2010 Annual Meeting.

As part of a Stipulation of Settlement, dated August 20, 2008 (the “Stipulation of Settlement”), entered into by the parties in the consolidated complaint In re infoUSA, Inc. Shareholders Litigation, Consol. Civil Action No. 1956-CC (Del. Ch.) (the “Derivative Litigation”) filed in the Court of Chancery for the State of Delaware in and for New Castle County (the “Court”), Drs. Haddix and Raval submitted to the Company their resignations from the Board. Their resignations are subject to and will become effective on the date on which the Court’s order approving the Stipulation of Settlement (if such approval occurs) and dismissing with prejudice the Derivative Litigation becomes final. Also, as part of the Stipulation of Settlement, Mr. Kaplan has agreed to step down from the Board of Directors on the date of the 2009 Annual Meeting or June 30, 2009, whichever occurs first. For more information on the Derivative Litigation, please refer to the 2007 Form 10-K. For more information on the Stipulation of Settlement, please refer to the Form 8-K/A filed by the Company with the SEC on August 22, 2008 (the “Form 8-K/A”).

The Company is proposing that the stockholders re-elect the three directors whose terms expire this year (Bernard W. Reznicek, John N. Staples III and Clifton T. Weatherford), for terms expiring at the 2011 Annual Meeting.

Vote Required

The three nominees receiving the highest number of affirmative votes of the shares represented at the Annual Meeting in person or by proxy and entitled to vote will be elected to the Board of Directors. Proxies cannot be voted for a greater number of persons than the number of directors to be elected.

Unless otherwise instructed, the proxy holders will vote the proxies received for the election of the Company’s three nominees named below. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

THE BOARD OF DIRECTORS RECOMMENDS THAT
STOCKHOLDERS VOTE “FOR” EACH NOMINEE LISTED BELOW

Nominees for Election at the Annual Meeting

The names of the Company’s nominees, and certain information about them, are set forth below. The directors’ ages are as of August 31, 2008:

			Director	Nominated for
Name of Nominee	Age	Position/Principal Occupation	Since	Term Expiring

Bernard W. Reznicek(1)(2)(4)	71	Chairman of the Board; President and Chief Executive Officer, Premier Enterprises, Inc.	2006	2011
John N. Staples III	62	Director; Attorney	2007	2011
Clifton T. Weatherford(1)(2)(3)(4)	61	Director; Retired, formerly, Executive Vice President and Chief Financial Officer of Business Objects S.A.	2007	2011

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating and Corporate Governance Committee.

(4)	Member of the Special Litigation Committee, formed in December 2007 in response to the Derivative Litigation and in response to an informal investigation of the Company by the SEC and the related SEC request for the voluntary production of documents concerning related party transactions, expense reimbursement, other corporate expenditures and certain trading in the Company’s securities.

Bernard W. Reznicek has served as a director of the Company since March 2006 and as Chairman of the Board since August 20, 2008. Mr. Reznicek is currently President and Chief Executive Officer of Premier Enterprises Inc., a consulting, investment and real estate development company. Mr. Reznicek was National Director-Special Markets of Central States Indemnity Company, a specialty insurance company that is a member of the Berkshire Hathaway Insurance Group, from January 1997 until January 2003. He served as Dean of the College of Business of Creighton University in Omaha, Nebraska from July 1994 until January 1997 and served as Chairman and Chief Executive Officer of Boston Edison, a utility company, from September 1987 to July 1994. He serves as the Chairman of the Board of Directors of CSG Systems International, Inc. and is a director of Pulte Homes, Inc. Mr. Reznicek holds a B.S. in Business Administration from Creighton University and an M.B.A. from the University of Nebraska.

John N. Staples III has served as a director of the Company since November 2007. He is an attorney practicing in San Francisco, California. Mr. Staples is a former director of Valley National Bank, of Salinas, California, a subsidiary of Household International Inc., and of Household Bank, FSB, also a subsidiary of Household International, Inc. He is a graduate of Trinity College and Pepperdine University School of Law. Mr. Staples was a helicopter pilot in the United States Marine Corps, serving in Vietnam in 1970-1971. He is a retired Lieutenant Colonel in the United States Air Force Reserves.

Clifton T. Weatherford has served as a director of the Company since December 2007, when he was appointed to the Board of Directors in connection with the formation of the Special Litigation Committee. Mr. Weatherford retired in January 2003 as Executive Vice President and Chief Financial Officer of Business Objects S.A. With over 37 years of experience in the global technology industry, Mr. Weatherford has held senior financial positions at NETCOM On-Line Communication Services, Logitech, Texas Instruments, Schlumberger and Tandem Computers in the U.S., Europe and Japan. He currently serves on the boards of Tesco Corporation, Advanced Analogic Technologies, SMART Modular Technologies, Mellanox Technologies and several private companies. In 2003, Mr. Weatherford was instrumental in leading Peregrine Software to emerge from Chapter 11. He has also served as a panelist for The National Association of Corporate Directors, The National Investor Relations Institute, Pillsbury

Winthrop/Ernst & Young and the KPMG Audit Committee Institute. In July 2007, Mr. Weatherford was named by SEC Chairman Christopher Cox to the newly created Federal Advisory Committee on Improvements to Financial Reporting.

Incumbent Directors Whose Terms of Office Continue after the Annual Meeting

The names and certain other information about the directors whose terms of office continue after the Annual Meeting are set forth below. The directors’ ages are as of August 31, 2008:

			Director	Term
Name of Director	Age	Position/Principal Occupation	Since	Expires

Bill L. Fairfield(4)	61	Director and Chief Executive Officer of the Company	2005	2010
Robin S. Chandra(2)(3)(4)	42	Director; Partner, Bessemer Venture Partners	2007	2010
Vinod Gupta	62	Director	1972	2009
Dr. George F. Haddix	69	Director; Chairman and Chief Executive Officer of PKW Holdings, Inc. and PKWARE Inc.	1995	2009
Elliot S. Kaplan	71	Director; Partner, Kaplan, Miller & Ciresi L.L.P.	1988	2010
George Krauss(1)(3)(4)	66	Director; Consultant, The Burlington Capital Group LLC	2007	2010
Dr. Vasant H. Raval	68	Director; Professor, Department of Accounting at Creighton University	2002	2009

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating and Corporate Governance Committee.

(4)	Member of the Special Litigation Committee.

Bill L. Fairfield was appointed Chief Executive Officer of the Company on August 20, 2008 and served as Chairman of the Board from July 16, 2008 to August 20, 2008. He has served as a director of the Company since November 2005. Mr. Fairfield is also currently the Chairman of DreamField Inc., a company focused on economic development of the Mid-Plains region through management services and venture capital assistance. He currently serves on the Board of Directors of The Buckle, Inc., a retailer of casual apparel, footwear and accessories for young men and women based in Kearney, Nebraska. From 2002 to 2004, Mr. Fairfield was the Executive Vice President of Sitel Corporation, a global provider of outsourced customer support services based in Omaha, Nebraska, and from 1991 to 2000, Mr. Fairfield was President and Chief Executive Officer of Inacom Corp., an Omaha-based technology management services company. Prior to 1991 Mr. Fairfield was Chief Executive Officer of Valcom, the predecessor company to Inacom Corp. Mr. Fairfield holds a B.S. in Industrial Engineering from Bradley University and an M.B.A. from the Harvard Graduate School of Business.

Robin S. Chandra has served as a director of the Company since December 2007, when he was appointed to the Board of Directors in connection with the formation of the Special Litigation Committee. Mr. Chandra is a Partner at Bessemer Venture Partners, a global investment group with offices in Silicon Valley, Boston, New York, Israel, Mumbai and Shanghai. Since entering the venture capital industry in 1996, Mr. Chandra has been involved in 19 early-stage investments that have gone public or have been acquired by public companies. Prior to joining Bessemer, Mr. Chandra served at Commonwealth Capital Ventures, McKinsey & Company, Accenture, IBM and Lucky Stores. Mr. Chandra holds an M.B.A. from the Harvard Graduate School of Business and a B.A. from the University of California at Berkeley.

Vinod Gupta founded the Company in February 1972 and served as Chairman of the Board of Directors from its incorporation until July 16, 2008. Mr. Gupta served as Chief Executive Officer of the Company from the time of its incorporation until September 1997 and from August 1998 until August 20, 2008. Mr. Gupta holds a B.S. in Engineering from the Indian Institute of Technology, Kharagpur, India, and an M.S. in Engineering and an M.B.A. from the University of Nebraska. Mr. Gupta also was awarded an Honorary Doctorate from the Monterey Institute of International Studies, an Honorary Doctorate from the University of Nebraska and an Honorary Doctorate from the Indian Institute of Technology. Mr. Gupta was nominated and confirmed to be the United States Consul General to Bermuda. Then President Clinton nominated him to be the United States Ambassador to Fiji. Due to business commitments, he withdrew his name from consideration. He was appointed by President Clinton to serve as a Trustee of the Kennedy Center for the Performing Arts in Washington, D.C. Mr. Gupta is also a director of a mutual fund in the Everest mutual fund family.

Dr. George F. Haddix has served as a director of the Company since March 1995. As described above, Dr. Haddix has submitted a letter of resignation from the Board to the Company, which resignation is subject to and will become effective on the date on which the Court’s order approving the Stipulation of Settlement (if such approval occurs) and dismissing with prejudice the Derivative Litigation becomes final. Dr. Haddix is Chairman and Chief Executive Officer of PKW Holdings, Inc. and PKWARE, Inc., computer software companies headquartered in Milwaukee, Wisconsin. From November 1994 to December 1997, he served as President of CSG Holdings, Inc. and CSG Systems International, Inc., companies providing software and information services to the communications industry. Dr. Haddix holds a B.A. from the University of Nebraska, an M.A. from Creighton University and a Ph.D. from Iowa State University, all in Mathematics.

Elliot S. Kaplan has served as a director of the Company since May 1988. As described above, Mr. Kaplan has agreed to step down from the Board on the date of the 2009 Annual Meeting or June 30, 2009, whichever occurs first. He is a named partner and former Chairman of the Executive Board of the law firm of Robins, Kaplan, Miller & Ciresi L.L.P. and has practiced law continuously with that firm since 1961. He is also a director and officer of Best Buy Co., Inc. Mr. Kaplan is Chairman of the University of Minnesota Foundation, Chairman of the Board of Directors of the Bank of Naples and a director of the Minnesota Historical Society. Mr. Kaplan holds a B.A. in Business Administration and a J.D. from the University of Minnesota.

George Krauss has served as a director of the Company since December 2007, when he was appointed to the Board of Directors in connection with the formation of the Special Litigation Committee. Mr. Krauss has been a consultant to The Burlington Capital Group LLC (formerly known as America First Companies, L.L.C.) (“Burlington”) since 1997. From 1972 to 1997, Mr. Krauss practiced law with Kutak Rock LLP in Omaha, Nebraska, serving as such firm’s managing partner from 1983 to 1993 and continues to be Of Counsel to such firm. Mr. Krauss has extensive experience in corporate, mergers and acquisition and regulatory matters. In addition to his legal education, Mr. Krauss has an M.B.A. and is a registered Professional Engineer. Mr. Krauss currently serves as a member of the board of directors of MFA Mortgage Investments, Inc., which is listed on the NYSE, and as a member of the board of managers of Burlington, which is the general partner of America First Tax Exempt Investors LP, which is listed on the NASDAQ.

Dr. Vasant H. Raval has served as a director of the Company since October 2002. As described above, Dr. Raval has submitted a letter of resignation from the Board to the Company, which resignation is subject to and will become effective on the date on which the Court’s order approving the Stipulation of Settlement (if such approval occurs) and dismissing with prejudice the Derivative Litigation becomes final. Dr. Raval is a Professor in the Department of Accounting at Creighton University and was the Chair of the department from July 2001 to June 2006. He joined the Creighton University faculty in 1981 and has served as Professor of Accounting and Associate Dean and Director of Graduate Programs at the College of Business Administration. Dr. Raval is a director of Syntel Inc., an electronic business solutions provider based in Troy, Michigan. Dr. Raval holds a Bachelor of Commerce degree from the University of Bombay, an M.B.A. from Indiana State University and a Doctor of Business Administration degree from Indiana University.

Board Meetings and Committees

The Board of Directors met fourteen times during 2007, including seven telephonic meetings. In addition, the Board of Directors acted three times by written consent during 2007. Our independent directors have the opportunity to meet in an executive session following each regularly scheduled Board meeting. During 2007, our independent directors held seven executive sessions in which only the independent directors participated.

The Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The duties of each committee are described below. The Board of Directors has determined that the following members of the Board and nominees for election to the Board are independent as defined by the rules of the Financial Industry Regulatory Authority (“FINRA”) for companies listed on the NASDAQ Global Select Market: Robin S. Chandra, Dr. George F. Haddix, George Krauss, Dr. Vasant H. Raval, Bernard W. Reznicek and Clifton T. Weatherford.

The Audit Committee currently consists of Clifton T. Weatherford (Chair), Bernard W. Reznicek and George Krauss. During 2007, the Audit Committee, which consisted of Dr. Vasant H. Raval (Chair), Bill L. Fairfield, Anshoo S. Gupta and Bernard W. Reznicek, met eight times, including three telephonic meetings. Among other duties, the Audit Committee selects the Company’s independent auditors, reviews and evaluates significant matters relating to the audit and internal controls of the Company, reviews the scope and results of audits by, and the recommendations of, the Company’s independent auditors, and pre-approves all audit and permissible non-audit services provided by the auditors. Before the Company’s independent auditors are engaged by the Company to render audit or non-audit services, the engagement is approved by the Audit Committee. The Audit Committee Charter is posted on the Company’s website at www.infogroup.com under the caption “Investor Relations.” A report of the Audit Committee is also contained in this Proxy Statement. Each member of the Audit Committee is independent, as independence for audit committee members is defined by FINRA rules, and otherwise satisfies FINRA’s requirements for audit committee membership. The Audit Committee has determined that Bernard W. Reznicek and Clifton T. Weatherford are “audit committee financial experts” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K.

The Compensation Committee currently consists of directors Bernard W. Reznicek (Chair), Robin S. Chandra and Clifton T. Weatherford. During 2007, the Compensation Committee, which consisted of Bernard W. Reznicek (Chair), Anshoo S. Gupta and Dennis P. Walker, met seven times, including two telephonic meetings. The Compensation Committee has been delegated the duties of establishing the compensation of the Company’s executive officers and administering existing and future stock and option plans of the Company, including the infoUSA Inc. 2007 Omnibus Incentive Plan. The details of determining the compensation of its executive officers are described in the “Compensation Discussion and Analysis” section of this Proxy Statement. The Compensation Committee Charter is posted on the Company’s website at www.infogroup.com under the caption “Investor Relations.” Each member of the Compensation Committee is independent, as defined by FINRA rules.

The Nominating and Corporate Governance Committee currently consists of George Krauss (Chair), Robin S. Chandra and Clifton T. Weatherford. During 2007, the Nominating and Corporate Governance Committee, which consisted of Bill L. Fairfield (Chair), Dr. George F. Haddix and Bernard W. Reznicek, met six times, including one telephonic meeting. The Nominating and Corporate Governance Committee identifies and recommends to the Board of Directors qualified director candidates, makes recommendations to the Board of Directors regarding board committee membership, establishes, implements, and monitors practices and processes regarding corporate governance matters, and makes recommendations regarding management succession planning. The Nominating and Corporate Governance Committee Charter is posted on the Company’s website at www.infogroup.com under the caption “Investor Relations.” Each member of the Nominating and Corporate Governance Committee is independent, as defined by FINRA rules.

The Nominating and Corporate Governance Committee identifies director candidates primarily by considering recommendations made by directors, management and stockholders. The Nominating and Corporate Governance Committee also has the authority to retain third parties to identify and evaluate director candidates and to approve any associated fees or expenses. The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The criteria applied by the Nominating and Corporate Governance Committee in the selection of director candidates are the same whether the candidate was recommended by a Board member, an executive officer, a stockholder, or a third party, and accordingly, the Board has not deemed it necessary to adopt a formal policy regarding consideration of candidates recommended by stockholders. Director candidates are evaluated on the basis of a number of factors, including the candidate’s background, skills, judgment, diversity, industry experience applicable to the Company’s business, experience with companies of comparable complexity and size, the interplay of the candidate’s experience with the experience of other Board members, the candidate’s independence or lack of independence, and the candidate’s qualifications for committee membership. The Nominating and Corporate Governance Committee does not assign any particular weighting or priority to any of these factors, and considers each director candidate in the context of the current needs of the Board as a whole. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has selected Bernard W. Reznicek, John N. Staples III and Clifton T. Weatherford as nominees for election as directors at the Annual Meeting. Messrs. Reznicek, Staples and Weatherford are incumbent directors.

Attendance at Board Meetings and Annual Meeting

All of the directors of the Company attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which they served at that time. Two directors attended the 2007 Annual Meeting of Stockholders.

Board Contact Information

If you would like to contact the Board of Directors or any committee of the Board of Directors, you can write to the Company, c/o Secretary, 5711 South 86th Circle, Omaha, Nebraska 68127. All communications will be compiled by the Secretary of the Company and submitted to the Board or the applicable committee or director on a periodic basis.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to all of its directors, officers and employees, including its principal executive officer, principal financial officer, and principal accounting officer. The Code of Business Conduct and Ethics is posted on the Company’s website at www.infogroup.com under the caption “Investor Relations.”

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) should be read in conjunction with the “Summary Compensation Table” and related discussion provided below. This CD&A has been updated since the filing of the 2007 Form 10-K that contained our initial CD&A. The term Named Executive Officers (“NEOs”) refers to the executive officers listed in the “Summary Compensation Table.” Our CD&A addresses the following items:

•	overview of executive compensation;

•	how we determine executive compensation;

•	our philosophy regarding executive compensation;

•	objectives of executive compensation elements;

•	executive compensation decisions for fiscal year 2007;

•	severance and change in control considerations; and

•	tax and accounting considerations.

Overview of Executive Compensation

The Compensation Committee of our Board of Directors (the “Committee”) is responsible for establishing, implementing and monitoring the administration of our executive compensation programs in accordance with the

Company’s compensation philosophy and strategy, and for approving executive compensation and equity plan awards. The Committee seeks to reward the Company’s executive officers in a fair, reasonable and competitive manner. The compensation program consists of base salary, annual short-term incentives (both performance-based and discretionary), long-term equity-based incentive compensation (used from time to time), and personal benefits and perquisites.

During fiscal year 2007, the members of the Committee who determined the compensation of our executive officers for 2007 were Bernard W. Reznicek (Chair), Anshoo S. Gupta and Dennis P. Walker. In December 2007, Mr. Gupta passed away, and in January 2008, Mr. Walker resigned from the Board of Directors. Effective January 25, 2008, George F. Haddix and Robin S. Chandra were appointed to the Committee. Effective August 20, 2008, Dr. Haddix no longer serves as a member of the Committee. Effective September 12, 2008, Clifton T. Weatherford was appointed to the Committee.

How We Determine Executive Compensation

The Role of the Committee.  Executive compensation is determined by the Committee, which meets at least quarterly to consider issues relating to executive compensation. It draws on internal and external resources to provide necessary information and recommendations, as appropriate. In 2007, the Committee met six times (in February, April, June, July, September and October). Each year, the Committee reviews its Charter to ensure that it remains consistent with stockholder interests and good corporate governance principles. In 2007, the Committee engaged in the following activities related to executive compensation to ensure it carried out its responsibilities as outlined in the Charter:

•	reviewed each element of compensation of the NEOs;

•	reviewed and approved corporate goals and objectives relevant to the compensation of the Chief Executive Officer (“CEO”), evaluated the CEO’s performance in light of those goals and objectives, and set the CEO’s compensation levels based on this evaluation;

•	administered and managed all equity compensation programs of the Company;

•	considered and made recommendations to the Board of Directors with respect to the adoption, amendment, administration or termination of compensation, welfare, benefit, pension and other plans related to the compensation of current and former employees of the Company;

•	reviewed and approved the CD&A as required by the SEC and certified the CD&A and its contents through the issuance of the Compensation Committee Report; and

•	retained legal, accounting and other relevant advisors as it deemed necessary to carry out its fiduciary responsibilities at the Company’s expense.

In addition, each member of the Committee is a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act’) and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code.

For the benefit of our stockholders, the Compensation Committee Charter is posted on the Company’s website at www.infogroup.com under the caption “Investor Relations.”

The Role of Executive Officers.  In 2007, our former CEO reviewed the performance of each of the other NEOs. Based on this review, the former chief executive officer made compensation recommendations to the Committee, including recommendations for salary adjustments and annual cash incentives. Although the Committee considered these recommendations, it retained full discretion to set all compensation for the NEOs. The Committee has the discretion to invite the CEO to be present during the Committee’s deliberations on the compensation of the NEOs.

The Committee, in carrying out the responsibilities as outlined in its Charter, is wholly responsible for determining the compensation paid to our CEO. The CEO is not present during Committee deliberations on the compensation of the CEO.

The Role of the Compensation Consultant.  Under the Committee’s Charter, the Committee has the authority to retain consultants to aid in its duties from time to time. Pursuant to this authority, in 2007, the Committee retained

Pearl Meyer & Partners (“PM&P”), an outside executive compensation consulting firm. PM&P assists the Committee with the collection and interpretation of competitive market data and prevalence information with regard to executive compensation levels and executive compensation plan design. PM&P is engaged by, and reports directly to, the Committee. PM&P works with the Committee, in conjunction with management, to structure the Company’s compensation programs. In addition, PM&P periodically provides the Committee and management with market data on a variety of compensation-related topics. PM&P also participates in the executive session of Committee meetings where no members of Company management are present.

In 2007, PM&P provided the Committee with objective, independent counsel concerning the types and levels of compensation to be paid to the CEO and the other senior executives, including each of the NEOs. PM&P assisted the Committee by providing market compensation data (e.g., industry compensation surveys and benchmarking data) on base pay, as well as annual and long-term incentives.

As previously disclosed, the Special Litigation Committee adopted a number of remedial measures, which are described in greater detail in the Form 8-K/A. As part of the Special Litigation Committee’s remedial measures, the Committee will retain an independent compensation consultant to provide advice with respect to executive officer and director compensation.

Employment Agreements.  During 2008, the Committee plans to negotiate and approve employment agreements with the executive officers of the Company, including compensation terms commensurate with those of executive officers of similarly-situated companies.

Compensation Benchmarking.  It is crucial to our long-term performance that we are able to attract and retain a strong leadership team. To facilitate retention of executive officers, it is critical that we are able to offer compensation opportunities competitive with those available to them in equivalent positions in our industry or at other publicly-traded or similarly-situated companies. The Committee considers publicly-available information concerning executive compensation levels paid by other companies in our industry and in relevant labor markets as one factor in determining appropriate compensation levels.

Peer Group.  The Company primarily competes for talent in the information collection and distribution industry and benchmarks executive compensation levels against publicly-traded companies in this industry. In 2007, the Committee referred to the following peer group of publicly-traded companies in the information collection and distribution industry for benchmarking executive compensation.

• Acxiom Corporation	• Fair Isaac Corporation	• MSC Industrial Direct
• Dun & Bradstreet Corporation	• Gartner Incorporated	• Salesforce.com
• Equifax Incorporated	• Harte-Hanks Incorporated	• Valassis Communications, Incorporated
• FactSet Research Systems, Inc.	• Lamar Advertising Company

This peer group was developed to reflect the size and growth profile of the Company. Data is generally size-adjusted as appropriate to account for the size of the companies in the peer group relative to the Company.

Other Market Comparisons.  PM&P also provides the Committee with competitive data from compensation surveys conducted by other compensation consulting firms. These surveys collect compensation information from hundreds of companies for different positions in a variety of industries. These compensation surveys were queried to analyze the types and levels of compensation paid to executive officers (with responsibilities similar to those of our executive officers) of companies comparable in size and growth profile to the Company.

The Committee considers the competitive data from the peer group and from the compensation surveys but does not rely on it exclusively in making decisions with regard to executive compensation levels. Because the Company does not rely on compensation surveys exclusively, the specific compensation survey participants were not material to our decisions regarding executive compensation. Finally, the Committee was not aware of any individual participant in these surveys.

Our Philosophy Regarding Executive Compensation

We believe that it is in the best interest of the Company and its stockholders to employ talented, committed, high-performing leaders who can sustain and improve the Company’s performance. We believe that executive compensation must serve to:

•	attract and retain top executives;

•	reward executives for meeting financial and strategic business goals and objectives;

•	motivate executives to perform at their highest potential;

•	reinforce a sense of teamwork through common objectives and shared rewards for performance; and

•	align the interests of executives and stockholders.

The Committee does not necessarily target a specific position within the external market (i.e., the 50th percentile) but rather evaluates total compensation within the context of a number of factors described in greater detail below.

Objectives of Executive Compensation Elements

Each NEO’s annual total compensation is composed of a mix of fixed and variable compensation elements, consisting of:

•	base salary;

•	annual cash incentive plan;

•	from time to time, long-term equity incentives; and

•	benefits and perquisites.

We expect that this mix can and should change from time to time as our business needs and objectives evolve, and as external business and market circumstances change. The Committee reviews the combined value of all of the elements of compensation awarded in previous years, both targeted and actual, when considering proposed compensation for the current year.

We believe that it is appropriate to take a holistic view of each executive officer’s total compensation opportunity and review it annually on a prospective basis. The Company believes the value of an executive’s performance cannot be measured solely by reference to objective performance indicators or based on a simple formulaic approach; compensation should be awarded based on consideration of both objective and subjective factors. Therefore, we retain discretion to adjust different compensation elements based on particular facts and circumstances and consider other subjective factors which are addressed in this CD&A under the heading “— Executive Compensation Decisions for Fiscal Year 2007.”

Base Salary.  The objectives of the Company’s base salary element are to allow the Company to attract and retain qualified executives and to recognize and reward individual performance. The following items are considered when determining actual base salaries and making adjustments to base salaries:

•	our past performance and expectations of future performance;

•	individual scope of responsibility, performance and experience;

•	competitive compensation data from the peer group and other market comparisons;

•	historical salary levels; and

•	the recommendations of the CEO (only with respect to other NEOs).

Annual Cash Incentive Plan.  The objectives of our Annual Cash Incentive Plan, which consists of annual performance-based cash incentives and discretionary bonuses, are to:

•	reward executives for meeting financial and strategic business goals and objectives;

•	motivate executives to perform at their highest potential;

•	reinforce a sense of teamwork through common objectives and shared rewards for performance; and

•	align the interests of executives and stockholders.

For performance-based cash incentives, target award opportunities are established at the beginning of each year. Actual awards of performance-based cash incentives are predicated on:

•	the Company’s and individual’s performance against goals and objectives established at the beginning of the year, which rewards executives for meeting financial and strategic business goals and objectives; and

•	the Committee’s assessment of individual performance, which motivates executives to perform at their highest potential.

Each year the Committee selects performance measures and goals for the performance-based cash incentive portion of the Annual Cash Incentive Plan. The Company believes the performance measures and goals support stockholder value creation and align the interests of executives and stockholders.

With limited exceptions, all executive officers are measured against the same financial performance goals, which reinforces a sense of teamwork. For business unit heads, performance goals are often based on business unit-specific performance goals to reward executives when their business unit meets financial and strategic business goals and objectives.

The Committee considers a number of factors in determining who will receive a discretionary bonus award and the size of the award. Historically, discretionary cash bonuses have been made to recognize extraordinary efforts in the context of:

•	actual performance not warranting a formulaic incentive award because of changing business conditions; or

•	the completion of special projects (such as a business acquisition) or strategic initiatives.

The Committee believes it is important that it retain the authority to consider the strategic importance of items with respect to the payment of discretionary bonuses, as these items are not necessarily part of any business or strategic plan developed at the beginning of the year.

Long-term Equity Incentives.  Although stock options and other equity awards have been granted in prior years, more recently the Committee has focused on cash compensation for our executive officers. In 2007, no stock option grants or other equity awards were made. During 2008, the Committee plans to review its prior focus on cash compensation with a view to adding an equity-based component. The equity-based component would be designed to provide significant incentives directly linked to the long-term performance of the Company. As part of the Special Litigation Committee’s remedial measures, which are described in greater detail in the Form 8-K/A, all future equity grants will be approved by a majority vote of the disinterested Independent Directors (as such term is defined in the Stipulation of Settlement).

Benefits and Perquisites.  We offer a variety of health, welfare and qualified retirement programs to all employees, including our NEOs. The health, welfare and retirement programs available to our NEOs are the same as those offered to all employees. The Company believes that offering a competitive benefits program is necessary to attract high-caliber executive talent. The Company does not offer any supplemental benefit programs, such as a supplemental executive retirement plan (SERP), to any NEO.

As part of the total compensation program, the Company also has offered certain perquisites which are generally restricted to NEOs. Please see the “All Other Compensation” column in the “Summary Compensation Table” and the related discussion in the footnotes thereto provided below for more detailed information on the perquisites and personal benefits received by the NEOs during fiscal years 2006 and 2007.

As part of its investigation, the Special Litigation Committee reviewed, among other things, certain expense reimbursements (including those for lodging, flights, meals, private club memberships, the use of the former chief executive officer’s residences, and legal fees incurred by the former chief executive officer) and certain other corporate expenditures (including for the usage of aircraft, a yacht and automobiles, premiums for life insurance policies, salaries of several employees and grants of stock options). Based on its review, the Special Litigation Committee found that various expense reimbursements and corporate expenditures were excessive and approved a series of remedial measures relating to perquisites and personal benefits, including the following, which are designed to continue in effect at least until December 31, 2013:

•	A new position of Executive Vice President for Business Conduct and General Counsel has been created. The Executive Vice President for Business Conduct and General Counsel will, among other things, approve certain expense reimbursement requests at or above specified dollar amounts, as determined by the Independent Directors (as such term is defined in the Stipulation of Settlement).

•	A new delegation of authority protocol to be approved by the Independent Directors (as such term is defined in the Stipulation of Settlement) will be developed to specify the size of transactions each officer is permitted to enter into on behalf of the Company. Among other things, pursuant to the protocol, the following will require prior approval by the Executive Vice President for Business Conduct and General Counsel (and a subsequent report to the Audit Committee): the purchase or lease of aircraft (including whole or partial interests) or motor vehicles (not including conventional car rentals); mortgage or rental payments on offices, homes, apartments or any other real property not used exclusively for business purposes; and club membership fees.

•	All company reimbursements for expenses will be subject to uniform, company-wide policies and procedures.

•	The Independent Directors (as such term is defined in the Stipulation of Settlement) will approve and implement a business expense policy applicable to all employees of the Company. The policy will prohibit the reimbursement of any expense that is not authorized under the Company’s business expense policy. The policy will also provide clear guidance as to determining what is and what is not a proper business expenditure. In this regard, the policy will prohibit the use of Company resources (including corporate credit cards) for personal travel or entertainment; prohibit the personal use of yachts or airplanes at Company expense; require restitution of any expenditure later deemed personal and include a compensation hold-back feature to ensure that restitution is made when necessary.

•	The Independent Directors (as such term is defined in the Stipulation of Settlement) will approve and implement detailed policies governing all employees regarding perquisites. Such policies will prohibit home office allowances.

For more information on the final remedial measures adopted by the Special Litigation Committee, please refer to the Form 8-K/A.

Executive Compensation Decisions for Fiscal Year 2007

For the fiscal year ended December 31, 2007, the principal components of compensation for the NEOs were: base salary; annual incentive plan consisting of performance-based cash incentive awards; discretionary cash bonuses; and other personal benefits and perquisites.

Base Salary.  On an annual basis (and/or at the time of promotion), the Committee reviews individual base salaries of the NEOs. Salary increases are based on the Company’s overall performance and the executive’s attainment of individual objectives during the preceding year in the context of competitive market data.

The Committee does not assign relative weights or rankings to the different factors described under the heading “Objectives of Executive Compensation Elements — Base Salary,” but instead makes a determination based upon the consideration of all of these factors.

At its meeting in February 2007, the Committee considered base salary levels for the NEOs. Effective for fiscal year 2007, the Committee approved changes to NEO salaries as follows:

		2007	2006	Percent Increase
		Annualized	Annualized	(Decrease) for
NEO	2007 Position	Base Salary	Base Salary	Fiscal Year 2007

Vinod Gupta	Chairman of the Board and Chief Executive Officer	$750,000	$840,000	(11)%
Stormy L. Dean(1)	Chief Financial Officer	300,000	271,000	11%
Edward C. Mallin	President, Services Group	600,000	600,000	—
Fred Vakili	Executive Vice President of Administration and Chief Administrative Officer	480,000	480,000	—
John H. Longwell(2)	General Counsel and Secretary	350,000	350,000	—

Total:		2,480,000	2,541,000	(2)%

(1)	During 2006, Mr. Dean’s salary was increased from $240,000 to $280,000 in recognition of his additional responsibilities associated with being named the Chief Financial Officer of the Company.

(2)	Mr. Longwell was hired November 27, 2006.

In determining Mr. Gupta’s salary adjustment, the Committee decided to shift a larger portion of Mr. Gupta’s compensation to performance-based incentives and away from base salary.

Annual Cash Incentive Plan.  The 2007 Annual Cash Incentive Plan was designed to motivate and reward the NEOs for achievement of high levels of operating performance and to motivate executives to perform at their highest potential. NEOs were eligible for performance-based cash incentives under the plan based primarily upon achievement, both by the individual officer and the Company, of performance goals established for each year, as well as on the Committee’s assessment of individual performance.

The Committee set minimum (threshold), target and maximum levels for each performance measure. With the exception of Mr. Mallin, the 2007 financial performance metric was growth in pre-tax income. For Mr. Mallin, the 2007 financial performance goal was operational performance relative to a pre-established group of key accounts.

As a general rule, we believe that performance goals should be set at levels that reflect excellent performance, superior to the results of median-performing companies in our industry. Achieving performance goals requires significant effort on the part of the NEOs and the Company. At the same time, performance goals should be realistically achievable to provide the appropriate degree of motivation. To achieve this objective, in making the annual determination of the minimum, target and maximum performance goals, the Committee considers:

•	the specific circumstances facing the Company in the current year;

•	financial objectives of our strategic plan; and

•	stockholder expectations regarding the Company’s performance.

The minimum performance goal reflects the Committee’s minimum level of acceptable performance. If the Company does not achieve the minimum performance goal, performance-based cash incentive awards will not be made. The maximum performance goal reflects a level of performance that would significantly exceed the Committee’s and the Company’s expectations of performance.

At the end of each fiscal year, the Committee also completes an assessment of individual performance relative to the goals that were set at the beginning of each year. These individual performance goals motivate and reward strong Company performance in relation to key metrics such as EBITDA, revenue and earnings per share. Specifically, the Committee compared the actual performance to the benchmarks set, and interpolated the amount of bonus to be paid to each individual based on actual Company performance.

For 2007, the Committee determined that Mr. Gupta earned a performance-based cash incentive award of $995,625. The metrics were slightly different than those for other individuals; specifically, the Committee focused on EBITDA and free cash flow. The interpolation process used by the Committee to determine the final amount was the same for the CEO and all NEOs.

The exhibit below shows the threshold, target, maximum performance-based cash incentive opportunity and actual performance-based cash award for each executive (after interpolation).

				Actual
	Annual Performance-Based Cash			Performance-Based
	Incentive Opportunity			Cash Award (After
NEO	Threshold	Target	Maximum	Interpolation)

Vinod Gupta	$375,000	$937,500	$1,500,000	$995,625
Stormy L. Dean	75,000	180,000	300,000	236,100
Edward C. Mallin	150,000	360,000	600,000	472,200
Fred Vakili	120,000	288,000	480,000	377,760
John H. Longwell	87,500	210,000	350,000	275,450

As previously discussed, the Committee also retains the authority to provide discretionary cash bonuses to NEOs based on several factors, including actual performance not warranting an incentive award because of changing business conditions and the completion of special projects (such as a business acquisition) or strategic initiatives, among others. For fiscal year 2007, the Committee awarded discretionary cash bonuses to each NEO, other than Mr. Gupta and Mr. Mallin. Messrs. Dean, Longwell and Vakili received $100,000, $25,000 and $100,000, respectively for their performance related to the Naviant Settlement. Mr. Longwell also was awarded a cash bonus of $7,500 because he was unable to participate in the Company’s 401(k) program when he first joined our Company. In addition, Mr. Longwell also received a cash award of $75,000 as part of his employment arrangement with the Company.

				Total 2007 Base Salary,
	2007	Performance		Incentive Award
NEO	Base Salary	Incentive Award	Cash Bonus	and Cash Bonus

Vinod Gupta	$750,000	$995,625	$—	$1,745,625
Stormy L. Dean	300,000	236,100	100,000	636,100
Edward C. Mallin	600,000	472,200	—	1,072,200
Fred Vakili	480,000	377,760	100,000	957,760
John H. Longwell	350,000	275,450	107,500	732,950

Long-term Equity Incentives.  As discussed above, no stock option grants or other equity awards were made in fiscal year 2007. During 2008, the Committee plans to review its prior focus on cash compensation with a view to adding an equity-based component. The equity-based component would be designed to provide significant incentives directly linked to the long-term performance of the Company.

Other Personal Benefits and Perquisites.  Our NEOs are entitled to participate in the same health, welfare and retirement programs offered to all employees. These programs include tax-qualified 401(k), medical, dental and vision coverage and wellness programs, use of our employee assistance program, short and long-term disability, and paid time off in accordance with company policies. For programs to which employees contribute premiums, executives are subject to the same premium structure as other exempt employees.

In addition to the benefits programs described above, we also provide our executives with certain perquisites of a more personal nature, to the extent they serve a legitimate business function. However, the Special Litigation Committee’s review, described in greater detail under “— Objectives of Executive Compensation Elements — Benefits and Perquisites,” has found that various expense reimbursements and corporate expenditures were excessive. Based on its review, the Special Litigation Committee has approved a series of remedial measures relating to perquisites and personal benefits, including a new review and approval process. We are in the process of implementing these remedial measures. For information on the perquisites and personal benefits received by the NEOs during fiscal years 2006 and 2007, please see the “All Other Compensation” column in the “Summary Compensation Table” and related discussions in the footnotes thereto provided below. Please refer to (i) Item 9A of the 2007 Form 10-K for more information on the Special Litigation Committee’s findings and (ii) the Form 8-K/A for the final remedial measures adopted in connection with the Stipulation of Settlement.

Severance and Change in Control Considerations

Each NEO, other than Messrs. Gupta and Longwell, entered into a severance agreement with the Company in February 2006 that provides for certain payments upon termination of employment and/or change in control. In November 2006, when Mr. Longwell accepted an offer of employment with the Company, Mr. Longwell and the Company agreed upon a severance arrangement that provides for certain payments upon termination of his employment.

When the Company entered into these severance arrangements, it was determined that such arrangements were appropriate based on their prevalence within the information collection and distribution industry, as well as for public companies in general, and the dynamic nature of mergers and acquisitions activity within the industry. Given the nature of the responsibilities of the NEOs, we also recognize that they could be involved in critical decisions relating to potential change in control transactions and responsible for the successful implementation of such transactions, while being at risk of losing their jobs if a change in control occurs. The severance arrangements are intended to provide sufficient protection for the NEOs to permit them to consider potential transactions that are in the best interest of our stockholders without being unduly influenced by the possible effects of the transaction on their personal employment situation and individual compensation.

During 2008, the Committee plans to negotiate and approve employment agreements with the executive officers of the Company, including compensation terms commensurate with those of executive officers of similarly-situated companies.

As previously reported, on August 20, 2008, the Company announced that Mr. Gupta resigned as the CEO of the Company effective as of that date. In connection with Mr. Gupta’s resignation, the Company and Mr. Gupta entered into a separation agreement and general release, dated as of August 20, 2008. The Company and Mr. Gupta amended the separation agreement and general release on September 4, 2008 to clarify the terms that govern Mr. Gupta’s entitlement to healthcare benefits.

The severance arrangements and Mr. Gupta’s separation agreement and general release are described in greater detail below under the heading “Other Potential Post-Employment Payments.”

Tax and Accounting Considerations

The Committee considers the tax impact and accounting considerations of our compensation programs on the Company as well as on the NEOs from a personal perspective. For example, the Committee has considered the impact of tax provisions such as Section 162(m) of the Internal Revenue Code in structuring our executive compensation program and, to the extent reasonably possible, in consideration of compensation goals and objectives, the compensation paid to the NEOs has been structured so as to qualify as performance-based and deductible for federal income tax purposes under Section 162(m). However, in consideration of the competitive nature of the market for executive talent, the Committee believes it is more important to deliver situation-appropriate and competitive compensation to drive shareholder value than to use a particular compensation practice or structure solely to ensure tax deductibility. Tax and accounting considerations are one of the many key elements of the Committee’s decision-making process.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted by the
Compensation Committee*:

Bernard W. Reznicek (Chair)

The information contained in the Compensation Committee Report in this Proxy Statement is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C under the Exchange Act or to the liabilities of Section 18 of the Exchange Act, and will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate it by reference into such a filing.
   * Mr. Robin S. Chandra became a member of the Company’s Board of Directors in December 2007 and a member of the Compensation Committee effective January 25, 2008, and Mr. Clifton T. Weatherford became a member of the Company’s Board of Directors in December 2007 and a member of the Compensation Committee effective September 12, 2008. As a result, they did not participate in, or oversee as a member of the Board of Directors, the decisions of the Compensation Committee with respect to the compensation of the Company’s executive officers during fiscal year 2007.

Dr. George F. Haddix served as a member of the Compensation Committee from January 25, 2008 to August 20, 2008.

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation paid by the Company for fiscal year 2007 and 2006 to the Company’s Chief Executive Officer, Chief Financial Officer and each of the Company’s three most highly compensated executive officers who were serving as executive officers as of December 31, 2007 and whose total compensation exceeded $100,000 for fiscal year 2007 (collectively, the “Named Executive Officers” or “NEOs”):

						Non-Equity
					Option	Incentive Plan	All Other
		Salary		Bonus	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)(1)		($)(4)	($)(5)	($)(4)	($)(6)	($)

Vinod Gupta	2007	$750,000		$—	$746,738	$995,625	$818,248	$3,310,611
Former Chief Executive Officer (Principal	2006	836,539		—	987,546	—	646,931	2,471,016
Executive Officer)
Stormy L. Dean	2007	300,000		100,000	—	236,100	48,250	684,350
Chief Financial Officer (Principal Financial Officer; Principal Accounting Officer)	2006	270,769	(2)	46,000	—	144,000	9,600	470,369
Edward C. Mallin	2007	600,000		—	3,312	472,200	102,750	1,178,262
President, Services Group	2006	597,692		300,000	22,931	—	102,600	1,023,223
Fred Vakili	2007	480,000		100,000	2,321	377,760	81,808	1,041,889
Executive Vice President of Administration & Chief Administrative Officer	2006	475,385		30,000	15,762	250,000	69,452	840,599
John H. Longwell(3)	2007	350,000		107,500	—	275,450	12,338	745,288
General Counsel & Secretary	2006	26,923		—	—	100,000	—	126,923

(1)	The dollar amount for the base salary of each executive officer varies slightly from that presented under the heading “Compensation Discussion and Analysis” due to the timing of the Company’s pay cycle.

(2)	During 2006, Mr. Dean’s salary was increased from $240,000 to $280,000 in recognition of his additional responsibilities associated with being named the Chief Financial Officer of the Company.

(3)	Mr. Longwell was hired November 27, 2006. When Mr. Longwell accepted an offer of employment with the Company, Mr. Longwell and the Company agreed upon a bonus arrangement that provides for the following: (i) a bonus in the amount of $100,000 on the first date of his employment, which was paid in 2006; (ii) a bonus in the amount of $75,000 upon completing one year of consecutive employment, which was paid in 2007; and (iii) a bonus in the amount of $75,000 upon completing two years of consecutive employment, which will be paid in 2008.

(4)	See “Compensation Discussion and Analysis — Executive Compensation Decisions for Fiscal Year 2007” for a discussion of how the bonus and incentive award amounts were determined.

(5)	Represents the amount recognized for financial statement reporting purposes with respect to the fiscal year ended December 31, 2007 in accordance with SFAS 123R for awards of options under our 1997 Stock Option Plan, as amended. The following table summarizes the assumptions used in the valuation of option awards.

								2007 Fiscal	2006 Fiscal
		Number of	Assumptions					Year	Year
	Grant	Shares of	Dividend	Risk-Free	Expected		Forfeiture	Compensation	Compensation
Name	Date	Stock Granted	Yield Rate	Rate	Term	Volatility	Rate	Cost	Cost

V. Gupta	05/03/2002	500,000	—%	2.87%	4.67	89.06	—	$—	$10,317
	07/24/2003	600,000	—	2.87	4.67	89.06	—	39,728	270,226
	03/10/2005	500,000	1.71	4.42	7.50	76.99	—	707,010	707,003
E. Mallin	05/03/2002	20,000	—	2.87	4.67	89.06	—	—	413
	07/24/2003	50,000	—	2.87	4.67	89.06	—	3,312	22,518
F. Vakili	07/24/2003	35,000	—	2.87	4.67	89.06	—	2,321	15,762

(6)	The following tables summarize the benefits included in the “All Other Compensation” column. As described in greater detail under “Compensation Discussion and Analysis — Objectives of Executive Compensation Elements — Benefits and Perquisites,” the Special Litigation Committee reviewed, among other things, certain expense reimbursements and certain other corporate expenditures and concluded that certain reimbursements and corporate expenditures were excessive. Based on its review, the Special Litigation Committee has approved a series of remedial measures relating to perquisites and personal benefits, including a new review and approval process. The Company is in the process of implementing these remedial measures. In light of the Special Litigation Committee’s findings and the incomplete status of implementation of new remedial measures, the Company has taken a conservative approach to the disclosure of perquisites and personal benefits received by the NEOs for fiscal year 2007 and revised the disclosure for fiscal year 2006. The Company has attributed the value of such expenses to the relevant NEO as a perquisite or a personal benefit for purposes of this Proxy Statement. Please refer to (i) Item 9A of the 2007 Form 10-K for more information on the Special Litigation Committee’s findings and (ii) the Form 8-K/A for more information on the final remedial measures adopted in connection with the Stipulation of Settlement.

2007	Mr. Gupta(a)	Mr. Dean	Mr. Mallin	Mr. Vakili	Mr. Longwell

Benefit from Company yacht(b)	$5,836	$—	$—	$—	$—
Benefit from Company automobiles(c)	66,354	—	—	13,022	—
Benefit from Company aircraft(d)	152,903	—	—	2,036	5,588
Benefit from club memberships(e)	63,528	—	—	—	—
Expense reimbursement(f)	156,682	—	—	—	—
Personnel services(g)	124,285	—	—	—	—
Personal legal fees(h)	145,910	—	—	—	—
Prize money in a Company-sponsored contest(i)	—	17,000	—	—	—
Home office allowance(j)	96,000	24,000	96,000	60,000	—
Automobile allowance(k)	—	500	—	—	—
401(k) plan contributions(l)	6,750	6,750	6,750	6,750	6,750

Total	$818,248	$48,250	$102,750	$81,808	$12,338

2006	Mr. Gupta(a)	Mr. Dean	Mr. Mallin	Mr. Vakili

Benefit from Company yacht(b)	$11,376	$—	$—	$—
Benefit from Company automobiles(c)	81,588	—	—	12,968
Benefit from Company aircraft(d)	125,708	—	—	1,884
Benefit from club memberships(e)	67,551	—	—	—
Expense reimbursement(f)	123,512	—	—	—
Personnel services(g)	124,596	—	—	—
Home office allowance(j)	96,000	—	96,000	48,000
Automobile allowance(k)	—	3,000	—	—
401(k) plan contributions(l)	6,600	6,600	6,600	6,600
Executive compensation consultant(m)	10,000	—	—	—

Total	$646,931	$9,600	$102,600	$69,452

(a)	As described below under “Certain Transactions” of this Proxy Statement, the Company made payments during 2006 and 2007 to Jess Gupta, Mr. Gupta’s son, of approximately $48,000 for rent and $11,000 for condominium association dues for a residence owned by Jess Gupta and used on occasion by Company employees and other persons with a business relationship with the Company. However, after these payments are reduced by (1) amounts attributable to the use of the property for business purposes by Company employees or other persons with a business relationship with the Company, as calculated on a per-day basis using the rates of nearby hotels, and (2) amounts attributable to the use of other properties owned by Mr. Gupta for business purposes by Company employees or other persons with a business relationship with the Company for which the Company was not charged a rental fee, as calculated on a per-day basis using the rates of hotels in comparable locations, no net benefit to Mr. Gupta remains, and therefore no amount has been included in the table above.

(b)	Represents the aggregate incremental cost to the Company during the fiscal year of use of a Company-owned yacht by Mr. Gupta and his guests. We calculated the incremental cost of the use of the yacht by adding the operational cost of the yacht (including fuel, crew cost and catering), the depreciation recorded with respect to the yacht and the interest expenses associated with the yacht, in each case pro-rated based on the number of days spent on board. Mr. Gupta believes that the Company has listed in this category expenses that were reasonable business expenses and that were integrally and directly related to the performance of his executive duties and/or did not provide any personal benefit to him.

(c)	Represents the aggregate incremental cost to the Company during the fiscal year of use of Company-owned or leased automobiles by Messrs. Gupta and Vakili. We calculated the cost of the use of the automobiles by adding the lease payments with respect to Company-leased automobiles, the depreciation recorded with respect to Company-owned automobiles and the insurance premiums. Mr. Gupta believes that the Company has listed in this category expenses that were reasonable business expenses and that were integrally and directly related to the performance of his executive duties and/or did not provide any personal benefit to him.

(d)	Represents the cost to the Company of use of Company-owned fractional ownership interests in aircraft by Messrs. Gupta, Vakili and Longwell and their respective guests during 2007 and by Messrs. Gupta and Vakili and their respective guests during 2006. With respect to flights undertaken for business purposes, no value has been attributed to additional passengers (including friends, family members and other guests) because the Company is billed for flights by the hour, regardless of the number of passengers, and therefore such passengers add only de minimis cost to such flights. Mr. Gupta believes that the Company has listed in this category expenses that were reasonable business expenses and that were integrally and directly related to the performance of his executive duties and/or did not provide any personal benefit to him.

(e)	Represents payments by the Company during the fiscal year of usage fees, entertainment expenses and other expenses, as well as of one half of periodic dues, in connection with the use by Mr. Gupta, his guests, and Company employees of golf club and country club memberships (the remainder of the periodic dues are paid directly by Mr. Gupta). Mr. Gupta believes that the Company has listed in this category expenses that were reasonable business expenses and that were integrally and directly related to the performance of his executive duties and/or did not provide any personal benefit to him.

(f)	Represents payments by the Company during the fiscal year of expenses charged by Mr. Gupta to various credit cards for expense reimbursement. The Company reviewed credit cards statements in detail based on the information available, and classified as perquisite entries with respect to which the Company was unable to identify adequate support to conclude that the expenditures were integrally and directly related to the performance of Mr. Gupta’s duties. Mr. Gupta believes that the Company has listed in this category expenses that were reasonable business expenses and that were integrally and directly related to the performance of his executive duties and/or did not provide any personal benefit to him.

(g)	Represents payments by the Company during the fiscal year of salaries and expenses related to the rendering of property management and other services to assist Mr. Gupta including, with respect to 2006, payments by the Company pursuant to a services contract with a company affiliated with a relative of Mr. Gupta. Mr. Gupta believes that the Company has listed in this category expenses that were reasonable business expenses and that were integrally and directly related to the performance of his executive duties and/or did not provide any personal benefit to him.

(h)	Represents payments by the Company during the fiscal year of personal legal fees incurred by Mr. Gupta.

(i)	Represents prize money paid by the Company to Mr. Dean as the winner of a Company-sponsored contest.

(j)	Represents payments by the Company during 2007 with respect to Messrs. Gupta, Dean, Mallin and Vakili and during 2006 with respect to Messrs. Gupta, Mallin and Vakili of costs associated with enabling them to perform their business responsibilities from their homes.

(k)	Represents payments by the Company during the fiscal year of costs associated with the use by Mr. Dean of his personal automobile.

(l)	Represents matching Company contributions to the Company 401(k) plan.

(m)	Represents payments by the Company during 2006 of expenses associated with retaining an executive compensation consultant for Mr. Gupta.

GRANTS OF PLAN-BASED AWARDS

	Estimated Future Payouts Under Non-Equity
	Incentive Plan Awards(1)
Name	Threshold ($)	Target ($)	Maximum ($)

V. Gupta	$375,000	$937,500	$1,500,000
S. Dean	75,000	180,000	300,000
E. Mallin	150,000	360,000	600,000
F. Vakili	120,000	288,000	480,000
J. Longwell	87,500	210,000	350,000

(1)	These columns reflect potential awards under our 2007 Annual Cash Incentive Plan. The components of this plan are discussed in more detail under the heading “Compensation Discussion and Analysis — Executive Compensation for Fiscal Year 2007.” Actual payouts for 2007 are disclosed in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. The grant date for these awards was February 1, 2007 for all NEOs, except with respect to Mr. Gupta, whose award grant date was April 17, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Option Awards
	Number of		Number of
	Securities		Securities
	Underlying		Underlying
	Unexercised		Unexercised
	Options		Options		Option	Option
	(#)		(#)		Exercise	Expiration
Name	Exercisable		Unexercisable		Price ($)	Date

V. Gupta	—		500,000	(1)	12.60	3/10/2015
S. Dean	—		—		—	—
E. Mallin	50,000	(2)	—		8.11	7/24/2008
F. Vakili	35,000		—		8.11	7/24/2008
J. Longwell	—		—		—	—

(1)	These options were granted under the Company’s 1997 Stock Option Plan, as amended, on March 10, 2005. These options will vest 30% on March 10, 2008, 15% on March 10, 2009, 15% on March 10, 2010, 15% on March 10, 2011, 15% on March 10, 2012 and 10% on March 10, 2013. These options have a term of 10 years. Options for 500,000 shares granted on May 3, 2002, expired on May 3, 2007.

(2)	Options for 20,000 shares granted on May 3, 2002, expired on May 3, 2007.

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2007

Option Awards
	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise
Name	(#)	($)(1)

V. Gupta	600,000	$708,000
S. Dean	—	—
E. Mallin	—	—
F. Vakili	—	—
J. Longwell	—	—

(1)	The “value realized” is calculated based on the difference between the market price of the Company’s common stock on the date of exercise and the exercise price.

OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS

Severance Arrangements

In February 2006, the Company entered into severance agreements with Edward C. Mallin, Fred Vakili and Stormy L. Dean. Each of the severance agreements provides that if the executive’s employment is terminated either (i) by the Company for any reason other than Cause (as defined in the severance agreement), or (ii) by the executive for Good Reason (as defined in the severance agreement), the Company will make payments to the executive at a rate equal to the executive’s Total Compensation (as defined below) for a period from 6 months to 24 months, depending on the length of service completed by the executive. In addition, if the executive elects to continue health and/or dental insurance coverage under COBRA, the Company will pay the employer portion of the monthly premium until the executive obtains substantially equivalent insurance coverage, but, in any event, for not more than 12 months. “Total Compensation” means the executive’s base salary as in effect at the time of termination, plus the average of the executive’s annual bonus amount for the three calendar years preceding the year in which the executive’s employment terminates. If the Company becomes subject to a Change in Control (as defined below) and within twelve (12) months after such Change in Control, the executive’s employment is terminated either (i) by the Company for any reason other than Cause, or (ii) by the executive for Good Reason, the Company shall pay to the executive a lump sum based on the executive’s Total Compensation. The amount of the lump sum will be from one time up to three times the executive’s Total Compensation, depending on the length of service completed by the executive, together with additional payments sufficient to compensate for certain federal excise taxes. In addition, if the executive elects to continue health and/or dental insurance coverage under COBRA, the Company will pay the employer portion of the monthly premium until the executive obtains substantially equivalent insurance coverage, but, in any event, for not more than 12 months. Also, all shares of capital stock, stock options, performance units, stock appreciation rights or other derivative securities of the Company held by the executive at the time of termination will become fully vested and exercisable. If the executive’s employment terminates as a result of the executive’s death or Disability (as defined in the severance agreement), the Company shall pay the executive’s accrued compensation through the termination date, and a pro rata portion of the executive’s target bonus for the year in which termination occurs. To receive any severance benefits, the executive must execute a general release of all claims against the Company and must refrain from competing with the Company and from soliciting the Company’s employees for a period of up to 12 months after the date of termination. If it is determined that any payment or distribution will be subject to the excise tax imposed under Internal Revenue Code Section 280G, then the executive will be entitled to receive an additional payment or “gross up” to ensure that severance payments are not diminished.

For purposes of the severance agreements, a “Change in Control” includes (i) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity; (ii) the sale, transfer or other disposition of all or substantially all of the Company’s assets; (iii) a change in the majority of the board of directors without the approval of the incumbent board; (iv) any incumbent director who beneficially owns more than twenty percent (20%) of the total voting power represented by the Company’s then outstanding voting securities involuntarily ceasing to be a director; or (v) any transaction as a result of which any person first becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 15% of the total voting power represented by the Company’s then outstanding voting securities.

In November 2006, when Mr. Longwell accepted an offer of employment with the Company, Mr. Longwell and the Company agreed upon a severance arrangement that provides for certain payments upon termination of his employment. The severance arrangement provides that if the Company terminates Mr. Longwell without cause, the Company will continue to pay Mr. Longwell his annual salary at regular pay intervals for 12 months following the termination or until Mr. Longwell finds gainful employment, whichever occurs first. In the event that Mr. Longwell is employed by another employer during the 12 months following his termination at an annual salary that is less than $350,000, the Company will pay Mr. Longwell the difference for the duration of the 12 month period. The severance provision does not apply if Mr. Longwell voluntarily separates from the Company or is terminated for just cause. For purposes of the severance arrangement, “cause” is defined as misfeasance, nonfeasance, theft or violation of the terms of his employment; failure to follow a lawful order of the Chairman of the Board and the Chief Executive Officer which is reasonably related to Mr. Longwell’s job duties; insubordination; or conduct or performance that is detrimental to the Company or its interests.

Separation Agreement with Vinod Gupta

As previously reported, on August 20, 2008, the Company announced that Mr. Gupta resigned as the Chief Executive Officer of the Company effective as of that date. In connection with Mr. Gupta’s resignation, the Company and Mr. Gupta entered into a separation agreement and general release, dated as of August 20, 2008. The Company and Mr. Gupta amended the separation agreement on September 4, 2008 to clarify the terms that govern Mr. Gupta’s entitlement to healthcare benefits (the separation agreement and general release, as amended, the “Separation Agreement”). The Separation Agreement provides for the following, among other things:

•	an obligation by the Company to pay Mr. Gupta an aggregate of $10 million in cash as follows: (i) $5 million within 60 days of the execution of the Separation Agreement and (ii) $5 million on one business day following the Company’s 2009 annual meeting of stockholders; provided, however, that the Company retains the right to offset the second $5 million payment by any amount that Mr. Gupta owes to the Company under the Stipulation of Settlement in the event Mr. Gupta fails to make a payment when due and payable under the Stipulation of Settlement;

•	(i) Mr. Gupta and his eligible family members to be entitled to continuation coverage pursuant to Section 4980B of the Internal Revenue Code, as amended (the “COBRA Coverage”); provided, that if Mr. Gupta elects to receive the COBRA Coverage, the Company will be responsible for paying 100% of the COBRA premium for the first twelve months of the COBRA Coverage period and Mr. Gupta will be responsible for paying 100% of the COBRA premium thereafter; and (ii) at the conclusion of the COBRA Coverage period and for a twelve month period thereafter, the Company to provide Mr. Gupta and his eligible family members with medical and dental health benefits at least equal to those which would have been provided if Mr. Gupta had not resigned (for each month of such period, Mr. Gupta will be responsible for payment of the cost of such medical and dental health coverage in an amount equal to 100% of the monthly COBRA premium which would be payable if Mr. Gupta continued to receive COBRA Coverage during such period and the Company will be responsible for payment of the remainder of the cost of such coverage); provided, however, that if Mr. Gupta becomes re-employed with another employer and is eligible to receive such benefits under another employer’s plans, the Company’s obligation under this provision will be reduced to the extent comparable benefits are actually received by Mr. Gupta during the twelve month period following the termination of the COBRA Coverage;

•	the use of the Company’s best efforts to obtain all necessary Court approvals of the Stipulation of Settlement over any objections by any other person;

•	an agreement that Mr. Gupta is not required to seek other employment, and the amount of any payment or benefit provided to Mr. Gupta under the Separation Agreement will not be reduced by any compensation earned by Mr. Gupta as a result of employment by another employer, self-employment or by retirement benefits or by offset against any amount claimed to be owed by Mr. Gupta by the Company;

•	a mutual general release of claims by both the Company and Mr. Gupta;

•	a non-solicitation provision in which Mr. Gupta agrees that, for a period beginning on August 20, 2008 and ending on the date of the Company’s 2009 annual meeting of stockholders, he will not, directly or indirectly, (i) recruit, solicit, or induce or attempt to induce any employee of the Company to terminate his or her employment with the Company or assist any third party in undertaking any of the foregoing or (ii) solicit business that is competitive with the Company’s business for himself or any other person from any customers, clients or accounts, or prospective customers, clients or accounts of the Company, or in any way engage in business with persons with whom Mr. Gupta had direct or indirect contact on behalf of the Company;

•	a non-competition agreement provision in which Mr. Gupta agrees that, for a period beginning on August 20, 2008 and ending on the date of the Company’s 2009 annual meeting of stockholders, he will not, directly or indirectly, compete with the business of the Company and its successors and assigns. The term “not compete” as used in the Separation Agreement means that Mr. Gupta will not own, manage, operate, consult or be employed in a business substantially similar to, or competitive with, (i) the present business of the Company or (ii) such other business activity in which the Company engages until the date of the Company’s 2009 annual meeting of stockholders. However, Mr. Gupta may own less than 1% of the publicly traded securities of any publicly traded entity which engages in such activities;

•	Mr. Gupta’s vested balance in the infoGROUP Inc. 401(k) plan to be held, paid or rolled over pursuant to the plan provisions and contributions will stop following August 20, 2008;

•	Mr. Gupta to be able to sell and transfer his shares of stock pursuant to the terms and conditions of the relevant stock purchase or option plan; and

•	Mr. Gupta to retain all indemnification, advancement and liability insurance rights he possessed immediately prior to his execution of the Separation Agreement, but Mr. Gupta will not have any indemnification rights with respect to any payment made by him pursuant to the Stipulation of Settlement.

The Separation Agreement also includes provisions relating to confidentiality, mutual non-disparagement and return of Company property.

The following table sets forth the payments that Mr. Gupta is entitled to under the Separation Agreement as a result of his resignation as Chief Executive Officer of the Company as of August 20, 2008:

Potential Payments to Vinod Gupta as a Result of the Separation Agreement

Voluntary
Component of Compensation	Termination

Cash Severance	$10,000,000
Health Insurance	7,941

Potential Payments under the Severance Arrangements

The following tables set forth the payments the NEOs, other than Mr. Gupta, whose payments pursuant the Separation Agreement are described above, and Mr. Longwell, whose payments pursuant to his severance arrangement with the Company are described below, would receive if they were terminated as of December 31, 2007.

Potential Payments to Stormy L. Dean upon the Occurrence of Certain Events

							Change in
							Control of
							Company with
			Termination	Termination			the Executive’s
		Termination	by the	by the			Termination
		by the	Executive	Company			for Good
	Voluntary	Company	for Good	without			Reason or
Component of Compensation	Termination	for Cause	Reason	Cause	Disability	Death	without Cause

Cash Severance (base salary + bonus)	$—	$—	$592,033	$592,033	$156,100	$748,133	$592,033
Stock Options	—	—	—	—	—	—	—
Health Insurance	—	—	11,893	11,893	—	—	11,893
Life Insurance	—	—	—	—	—	50,000	—
Disability Pay	—	—	—	—	1,757,260	—	—
Accrued Vacation Pay	34,615	—	34,615	34,615	34,615	34,615	34,615

Potential Payments to Edward C. Mallin upon the Occurrence of Certain Events

							Change in
							Control of
							Company with
			Termination	Termination			the Executive’s
		Termination	by the	by the			Termination
		by the	Executive	Company			for Good
	Voluntary	Company	for Good	without			Reason or
Component of Compensation	Termination	for Cause	Reason	Cause	Disability	Death	without Cause

Cash Severance (base salary + bonus)	$—	$—	$1,557,400	$1,557,400	$112,200	$1,669,600	$1,557,400
Stock Options(1)	41,000	41,000	41,000	41,000	41,000	41,000	41,000
Health Insurance	—	—	8,488	8,488	—	—	8,488
Life Insurance	—	—	—	—	—	50,000	—
Disability Pay	—	—	—	—	854,795	—	—

(1)	Stock option payments for voluntary termination and termination for cause are based on the amount of options vested on the termination date. For all other termination events, the payments are based on accelerating all options to vest on the termination date. The value of the stock option payments are calculated based on the difference between the closing price of the Company’s common stock on the NASDAQ Global Select Market on December 31, 2007 and the exercise price.

Potential Payments to Fred Vakili upon the Occurrence of Certain Events

							Change in
							Control of
				Termination			Company with
		Termination	Termination	by the			the Executive’s
		by the	by the	Company			Termination for
	Voluntary	Company	Executive for	without			Good Reason or
Component of Compensation	Termination	for Cause	Reason	Cause	Disability	Death	without Cause

Cash Severance (base salary + bonus)	$—	$—	$1,259,253	$1,259,253	$189,760	$1,449,013	$1,259,253
Stock Options(1)	28,700	28,700	28,700	28,700	28,700	28,700	28,700
Health Insurance	—	—	8,488	8,488	—	—	8,488
Life Insurance	—	—	—	—	—	50,000	—
Disability Pay	—	—	—	—	1,293,370	—	—
Accrued Vacation Pay	55,385	—	55,385	55,385	55,385	55,385	55,385

(1)	Stock option payments for voluntary termination and termination for cause are based on the amount of options vested on the termination date. For all other termination events, the payments are based on accelerating all options to vest on the termination date. The value of the stock option payments are calculated based on the difference between the closing price of the Company’s common stock on the NASDAQ Global Select Market on December 31, 2007 and the exercise price.

The following table sets forth the payments Mr. Longwell would receive if he were terminated as of December 31, 2007:

Potential Payments to John H. Longwell upon the Occurrence of Certain Events

Termination by
the Company
Component of Compensation	without Cause

Cash Severance	$350,000

BOARD COMPENSATION

Effective October 1, 2007, non-employee directors receive an annual cash retainer of $120,000, payable in monthly installments of $10,000 each. For the period from January 1, 2007 through September 30, 2007, non-employee directors received an annual cash retainer of $48,000, payable in monthly installments of $4,000 each. Mr. Vinod Gupta did not receive compensation for his service on the Board of Directors during 2007.

Currently, the chair of each standing Board committee, in addition to other compensation he receives for services as a director, receives an annual cash retainer of $20,000, payable in monthly installments of $1,667 each. The Chairman of the Board of Directors receives, in addition to other compensation he receives for services as a director, an additional annual cash retainer of $50,000, payable in monthly installments of $4,167 each. Members of certain non-standing Board committees each receive a cash retainer of $50,000 and an additional per meeting fee of $4,000 if travel is required or $2,000 if travel is not required.

The following table sets forth the compensation paid to the directors for fiscal year 2007:

	Fees
	Earned or
	Paid in Cash	Total
Name	($)	($)

Bill L. Fairfield(1)	$208,250	$208,250
Bernard W. Reznicek(2)	190,000	190,000
Dr. George F. Haddix(3)	180,000	180,000
Dr. Vasant H. Raval	89,000	89,000
Elliot S. Kaplan	66,000	66,000
Dennis P. Walker(4)	66,000	66,000
Anshoo Gupta(5)	66,000	66,000
John N. Staples III(6)	17,333	17,333
Martin F. Kahn(7)	10,000	10,000
Clifton T. Weatherford(8)	4,581	4,581
George Krauss(9)	4,581	4,581
Robin S. Chandra(10)	4,581	4,581

(1)	Mr. Fairfield became Chief Executive Officer of the Company effective August 20, 2008. Includes $118,000 paid for Mr. Fairfield’s membership on the Special Litigation Committee and one other non-standing committee of the Board of Directors.

(2)	Mr. Reznicek became the Chairman of the Board of Directors effective August 20, 2008. Includes $112,000 paid for Mr. Reznicek’s membership on the Special Litigation Committee and one other non-standing committee of the Board of Directors.

(3)	Includes $112,000 paid for Dr. Haddix’s membership on a non-standing committee of the Board of Directors.

(4)	Mr. Walker resigned from the Board of Directors effective January 25, 2008.

(5)	Mr. Anshoo Gupta died December 19, 2007.

(6)	Mr. Staples was elected to the Board of Directors effective November 9, 2007.

(7)	Mr. Kahn resigned from the Board of Directors effective February 2, 2007.

(8)	Mr. Weatherford was elected to the Board of Directors effective December 24, 2007.

(9)	Mr. Krauss was elected to the Board of Directors effective December 24, 2007.

(10)	Mr. Chandra was elected to the Board of Directors effective December 24, 2007.

OUTSTANDING DIRECTOR EQUITY AWARDS
AT 2007 FISCAL YEAR-END

Stock Option
Awards
Name	(#)(1)

Bill L. Fairfield	—
Bernard W. Reznicek	—
Dr. George F. Haddix	10,000
Dr. Vasant H. Raval	—
Elliot S. Kaplan	10,000
Dennis P. Walker	—

(1)	Certain Board members have in the past received awards of options under our 1997 Stock Option Plan, as amended. These options were all granted prior to 2007, had a five-year term, and vested on their respective grant dates.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Currently, the following individuals serve as members of the Compensation Committee: Bernard W. Reznicek (Chair), Robin S. Chandra and Clifton T. Weatherford. Prior members of the Compensation Committee in 2007 included Anshoo Gupta, George F. Haddix, Bill L. Fairfield and Dennis P. Walker. No member of the Compensation Committee is, or has ever has been (with the exception of Mr. Fairfield who became the Chief Executive Officer of the Company in August 2008), an executive officer or employee of the Company (or any of its subsidiaries), and no “compensation committee interlocks” existed during fiscal year 2007.

SECURITY OWNERSHIP

The following table sets forth the beneficial ownership of the Company’s common stock as of the Record Date (i) by each of the executive officers named in the “Summary Compensation Table,” (ii) by each director, (iii) by all current directors and executive officers as a group and (iv) by all persons known to the Company to be the beneficial owners of more than 5% of the Company’s common stock:

	Common Stock		Percent of
	Beneficially		Outstanding Shares
Beneficial Owners	Owned(1)		of Common Stock

Vinod Gupta	22,716,993	(2)	39.8%
P.O. Box 27395 Omaha, NE 68127
Cardinal Capital Management, LLC	3,142,760	(3)	5.5%
One Greenwich Office Park Greenwich, Connecticut 06831
Burgundy Asset Management Ltd.	2,690,086	(4)	4.7%
181 Bay Street, Suite 4510 Toronto, Ontario M5J 2T3
Bill L. Fairfield	600		*
Dr. George F. Haddix	277,300	(5)	*
Elliot S. Kaplan	210,580		*
Dr. Vasant H. Raval	10,000	(6)	*
Bernard W. Reznicek	1,000		*
John N. Staples III	—		—
Clifton T. Weatherford	—		—
George Krauss	—		—
Robin S. Chandra	—		—
Edward C. Mallin	33,731		*
Stormy L. Dean	9,956		*
John H. Longwell	562		*
Fred Vakili	308,460		*
All directors, nominees and executive officers as a group (17 persons)	23,576,547	(7)	41.3%

*	Less than 1%

(1)	Includes the following shares that may be purchased within 60 days of September 19, 2008 pursuant to the exercise of outstanding options: Mr. Vinod Gupta, 149,999 shares.

(2)	Includes shares held by the following trusts, with respect to which Mr. Gupta has sole voting and dispositive powers: Vinod Gupta Revocable Trust (18,004,298 shares); Vinod Gupta 2008 Irrevocable Annuity Trust (500,000 shares); Vinod Gupta 2008 Irrevocable Annuity Trust II (1,000,000 shares); Vinod Gupta Charitable Remainder Trust (107,500 shares); Vinod Gupta Family Foundation (400,000 shares); and irrevocable trusts for three adult children (2,555,196 shares). Of the foregoing total shares, Mr. Gupta has pledged a total of

10,300,000 shares to secure repayment of loans from unaffiliated lenders. Does not include 34,807 shares held by the Jess A. Gupta Revocable Trust and 65,000 shares held by Mr. Gupta’s spouse as Mr. Gupta does not have direct or indirect voting or dispositive powers over those shares.

(3)	Based on information contained in a report on Form 13F that Cardinal Capital Management, LLC filed with the SEC on August 14, 2008, which contained information as of June 30, 2008. On March 22, 2006, Cardinal Capital Management, LLC filed with the SEC a report on Form 13D/A to report beneficial ownership of 3,336,810 shares.

(4)	Based on information contained in a report on Form 13F that Burgundy Asset Management Ltd. filed with the SEC on August 11, 2008, which contained information as of June 30, 2008. On February 12, 2008, Burgundy Asset Management Ltd. filed with the SEC a report on Form 13G to report beneficial ownership of 2,824,168 shares.

(5)	Includes 277,300 shares owned jointly by Dr. Haddix with his spouse.

(6)	Includes 10,000 shares owned jointly by Dr. Raval with his spouse.

(7)	Includes 7,365 shares beneficially owned by Dr. Greg Mahnke who is an executive officer of the Company.

CERTAIN TRANSACTIONS

Laurel Gupta, the spouse of Vinod Gupta, was until August 2008 an employee of the Company and received $129,996 in salary and compensation for fiscal year 2007. Prior to joining the Company, Ms. Gupta was employed by Cameron Associates in New York as an Investor Relations Executive and worked in institutional equity sales with Morgan Stanley. Ms. Gupta holds an M.B.A. in Finance from Stern School of Business at NYU.

The Company has retained the law firm of Robins, Kaplan, Miller & Ciresi L.L.P. to provide certain legal services. Elliot S. Kaplan, a director of the Company, is a named partner and former Chairman of the Executive Board of Robins, Kaplan, Miller & Ciresi L.L.P. The Company paid a total of $1,679,484 to this law firm during 2007, which included $634,750 for its representation, on a contingent fee basis, of the Company in the Naviant litigation (which is described in further detail in the 2007 Form 10-K), the settlement of which resulted in net proceeds of $9.9 million to the Company.

The Company paid $48,000 for rent, and $11,000 for association dues during 2007 for a condominium owned by Jess Gupta, and used by the Company. Jess Gupta is the son of Vinod Gupta.

The Company has adopted a written policy that the Audit Committee pre-approve all transactions between the Company and our officers, directors, principal stockholders and their affiliates with a value equal to or greater than $120,000. Any transactions between the Company and our officers, directors, principal stockholders and their affiliates with a value of less than $120,000 are reviewed by the Audit Committee but may be approved by the Executive Vice President for Business Conduct and General Counsel (or, in appropriate circumstances, his delegate).

As described in greater detail under Item 9A of the 2007 Form 10-K, the Special Litigation Committee reviewed, among other things, certain related party transactions. Based on its review, the Special Litigation Committee determined that various related party transactions were excessive and approved a series of remedial measures relating to related party transactions. Please refer to (i) Item 9A of the 2007 Form 10-K for more information on the Special Litigation Committee’s findings and (ii) the Form 8-K/A for more information on the final remedial measures adopted in connection with the Stipulation of Settlement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the fiscal year ended December 31, 2007, all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were timely complied with, except that the following reports were filed late: three Form 3’s reporting the equity ownership of newly named executive officers Gerard Miodus, Dr. Greg Mahnke and John H. Longwell; two Form 4’s reporting the acquisition of shares of stock for Greg Mahnke and Bill L. Fairfield; two Form 4’s reporting the gift of shares of stock for Vinod Gupta and Fred Vakili and one Form 5 for Clifton T. Weatherford for the year ended December 31, 2007.

PROPOSAL TWO

APPROVAL OF THE AMENDMENT TO THE infoUSA INC. 2007 OMNIBUS INCENTIVE PLAN

This section provides a summary of the terms of the infoUSA Inc. 2007 Omnibus Incentive Plan (the “2007 Omnibus Incentive Plan”) and the proposal to approve an amendment to the 2007 Omnibus Incentive Plan.

The Board of Directors approved the 2007 Omnibus Incentive Plan on April 20, 2007 and the stockholders approved the 2007 Omnibus Incentive Plan at the 2007 Annual Meeting of stockholders. In connection with the Stipulation of Settlement (as described below), we are asking our stockholders to approve an amendment to our 2007 Omnibus Incentive Plan to clarify the number of shares of our common stock reserved for issuance thereunder.

As previous disclosed, we entered into the Stipulation of Settlement with the parties named in the Derivative Litigation. As part of the Stipulation of Settlement, we agreed to amend and clarify the number of shares of our common stock available to be granted pursuant to the 2007 Omnibus Incentive Plan and to submit such amendment to a stockholder vote for ratification. The purpose of this amendment is not to change the number of shares of our common stock reserved for issuance under the 2007 Omnibus Incentive Plan, but simply to clarify the exact number of shares reserved thereunder. For more information on the Stipulation of Settlement, please refer to the Form 8-K/A.

If our stockholders approve the amendment to the 2007 Omnibus Incentive Plan, the maximum number of shares of our common stock reserved for issuance under the 2007 Omnibus Incentive Plan will be 5,033,536, which will be comprised of (i) 4,463,536, the number of shares available for issuance under the 2007 Omnibus Incentive Plan as of September 22, 2008 (which is the date on which the Board of Directors approved this amendment to the 2007 Omnibus Incentive Plan), plus (ii) 570,000, the number of shares of common stock that are subject to outstanding awards granted under our 1997 Stock Option Plan (the “1997 Plan”) and the 2007 Omnibus Incentive Plan as of September 22, 2008, but only to the extent that such awards are forfeited, canceled or settled for cash or expire pursuant to their terms after September 22, 2008 without delivery of shares of common stock. We have not issued any equity awards under the 2007 Omnibus Incentive Plan since June 9, 2008, and we do not plan to issue any equity awards under the 2007 Omnibus Incentive Plan until this amendment is approved by the stockholders at the Annual Meeting. Since our stockholder approval of the 2007 Omnibus Incentive Plan at the 2007 Annual Meeting of stockholders, we suspended granting awards under the 1997 Plan and no further awards will be made pursuant to the 1997 Plan. If our stockholders approve the amendment to clarify the number of shares of our common stock reserved for issuance under the 2007 Omnibus Incentive Plan, the 2007 Omnibus Incentive Plan will be restated in its entirety and renamed “infoGROUP Inc. Amended and Restated 2007 Omnibus Incentive Plan.” All other terms of the 2007 Omnibus Incentive Plan will remain the same. A copy of the 2007 Omnibus Incentive Plan, as amended and restated, is attached as Appendix A to this Proxy Statement.

The purpose of the 2007 Omnibus Incentive Plan is to attract and retain highly qualified officers, directors, key employees and other key individuals, and to motivate these individuals to serve our company and to expend maximum effort to improve our business results and earnings by providing these individuals an opportunity to acquire or increase a direct proprietary interest in our operations and future success. In the judgment of the Board of Directors, an initial or increased grant under the 2007 Omnibus Incentive Plan will be a valuable incentive and will serve to the ultimate benefit of stockholders by aligning more closely the interests of 2007 Omnibus Incentive Plan participants with those of our stockholders.

On the Record Date, the closing price of the Company’s common stock was $7.12 per share.

Because participation and the types of awards under the 2007 Omnibus Incentive Plan are subject to the discretion of the Compensation Committee, the benefits or amounts that will be received by any participant or group of participants if the amendment to the 2007 Omnibus Incentive Plan is approved are not currently determinable. On the Record Date, there were approximately 8 executive officers, 5,103 employees and 9 non-employee directors of the Company and its subsidiaries who were eligible to participate in the 2007 Omnibus Incentive Plan.

Unless otherwise instructed, the proxy holders will vote the proxies received in favor of the proposal to approve the amendment to the 2007 Omnibus Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT
STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE
infoUSA INC. 2007 OMNIBUS INCENTIVE PLAN

Equity Compensation Plan Information

All of our outstanding options have been granted under the 1997 Plan and the 2007 Omnibus Incentive Plan, which were approved by our stockholders. We do not have any warrants or stock appreciation rights outstanding. The following table summarizes information about our equity compensation plans at December 31, 2007 and as of September 22, 2008, the date on which the Board of Directors approved this amendment to the 2007 Omnibus Incentive Plan:

			Number of Securities
	Number of Securities to be	Weighted-Average	Remaining Available for
	Issued Upon Exercise of	Exercise Price of	Future Issuance Under
Date	Outstanding Options	Outstanding Options	Equity Compensation Plans

December 31, 2007	683,818	$11.37	4,381,282
September 22, 2008	570,000	$12.09	4,463,536

Description of the 2007 Omnibus Incentive Plan

A description of the provisions of the 2007 Omnibus Incentive Plan, as amended and restated, is set forth below. This summary is qualified in its entirety by the detailed provisions of the infoGROUP Inc. Amended and Restated 2007 Omnibus Incentive Plan, a copy of which is attached as Appendix A to this Proxy Statement.

Administration.  The 2007 Omnibus Incentive Plan is administered by the Compensation Committee of the Board of Directors. Subject to the terms of the plan, the Compensation Committee may select participants to receive awards, determine the types of awards and terms and conditions of awards, and interpret provisions of the plan. Members of the Compensation Committee are appointed by the Board of Directors. The Stipulation of Settlement provides that, until December 31, 2013, all future equity grants must be approved by a majority of the disinterested Independent Directors (as such term is defined in the Stipulation of Settlement). Therefore, until December 31, 2013, all awards granted under the 2007 Omnibus Incentive Plan also must be approved by a majority of such disinterested Independent Directors.

Common Stock Reserved for Issuance under the Plan.  Our common stock issued or to be issued under the 2007 Omnibus Incentive Plan consists of authorized but unissued shares and treasury shares. If any shares covered by an award are not purchased or are forfeited, or if an award otherwise terminates without delivery of any common stock, then the number of shares of common stock counted against the aggregate number of shares available under the plan with respect to the award will, to the extent of any such forfeiture or termination, again be available for making awards under the 2007 Omnibus Incentive Plan.

Eligibility.  Awards may be made under the 2007 Omnibus Incentive Plan to employees of or consultants to the Company or any of our affiliates, including any such employee who is an officer or director of the Company or of any affiliate, and to any other individual whose participation in the plan is determined to be in the best interests of the Company by the Board of Directors.

Amendment or Termination of the Plan.  The Board of Directors may terminate or amend the 2007 Omnibus Incentive Plan at any time and for any reason. The 2007 Omnibus Incentive Plan shall terminate, in any event, ten years after its original effective date of June 7, 2007. Amendments will be submitted for stockholder approval to the extent required by the Internal Revenue Code or other applicable laws, rules or regulations.

Options.  The 2007 Omnibus Incentive Plan permits the granting of options to purchase shares of our common stock intended to qualify as incentive stock options under the Internal Revenue Code and stock options that do not qualify as incentive stock options.

The exercise price of each stock option may not be less than 100% of the fair market value of our common stock on the date of grant. The fair market value is generally determined as the closing price of the common stock on the date of grant. In the case of certain 10% stockholders who receive incentive stock options, the exercise price may not be less than 110% of the fair market value of the common stock on the date of grant. An exception to these requirements is made for options that we grant in substitution for options held by employees of companies that we acquire. In such a case the exercise price is adjusted to preserve the economic value of the employee’s stock option from his or her former employer.

The term of each stock option is fixed by the Compensation Committee and may not exceed 10 years from the date of grant. The Compensation Committee determines at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments. The exercisability of options may be accelerated by the Compensation Committee.

In general, an optionee may pay the exercise price of an option by cash, certified check, by tendering shares of Company’s common stock, or by means of a broker-assisted cashless exercise.

No amendment or modification may be made to an outstanding stock option or stock appreciation right that would be treated as a repricing under the rules of the stock exchange on which the shares of common stock are listed (currently the NASDAQ Global Select Market), without the approval of our stockholders.

Stock options and stock appreciation rights granted under the 2007 Omnibus Incentive Plan may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution. However, we may permit limited transfers of non-qualified options for the benefit of immediate family members of grantees to help with estate planning concerns.

Other Awards.  The Compensation Committee may also award:

•	shares of unrestricted stock, which are shares of common stock at no cost or for a purchase price determined by the Compensation Committee which are free from any restrictions under the 2007 Omnibus Incentive Plan. Unrestricted shares of common stock may be issued to participants in recognition of past services or other valid consideration, and may be issued in lieu of cash compensation to be paid to participants;

•	shares of restricted stock, which are shares of common stock subject to restrictions;

•	stock units, which are common stock units subject to restrictions;

•	dividend equivalent rights, which are rights entitling the recipient to receive credits for dividends that would be paid if the recipient had held a specified number of shares of common stock;

•	stock appreciation rights, which are a right to receive a number of shares or, in the discretion of the Compensation Committee, an amount in cash or a combination of shares and cash, based on the increase in the fair market value of the shares underlying the right during a stated period specified by the Compensation Committee; and

•	performance and annual incentive awards, ultimately payable in common stock or cash, as determined by the Compensation Committee. The Compensation Committee may grant multi-year and annual incentive awards subject to achievement of specified goals tied to business criteria (described below). The Compensation Committee may specify the amount of the incentive award as a percentage of these business criteria, a percentage in excess of a threshold amount or as another amount which need not bear a strictly mathematical relationship to these business criteria. The Compensation Committee may modify, amend or adjust the terms of each award and performance goal. Awards to individuals who are covered under Section 162(m) of the Internal Revenue Code, or who the Compensation Committee designates as likely to be covered in the future, will comply with the requirement that payments to such employees qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code to the extent that the Compensation Committee so designates. Such employees include the chief executive officer and the four highest compensated executive officers (other than the chief executive officer) determined at the end of each year (the “covered employees”).

Effect of Certain Corporate Transactions.  Certain change of control transactions involving the Company, such as a sale of the Company, may cause awards granted under the 2007 Omnibus Incentive Plan to vest, unless the awards are continued or substituted for in connection with the change of control transaction.

Adjustments for Stock Dividends and Similar Events.  The Compensation Committee will make appropriate adjustments in outstanding awards and the number of shares available for issuance under the 2007 Omnibus Incentive Plan, including the individual limitations on awards, to reflect stock splits and other similar events.

Section 162(m) of the Internal Revenue Code.  Section 162(m) of the Internal Revenue Code limits publicly-held companies such as the Company to an annual deduction for federal income tax purposes of $1 million for compensation paid to their covered employees. However, performance-based compensation is excluded from this limitation. The 2007 Omnibus Incentive Plan is designed to permit the Compensation Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

To qualify as performance-based:

(i) the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals;

(ii) the performance goal under which compensation is paid must be established by a compensation committee comprised solely of two or more directors who qualify as outside directors for purposes of the exception;

(iii) the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by stockholders of the corporation before payment is made in a separate vote; and

(iv) the compensation committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

In the case of compensation attributable to stock options, the performance goal requirement (summarized in (i) above) is deemed satisfied, and the certification requirement (summarized in (iv) above) is inapplicable, if the grant or award is made by the compensation committee; the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to an employee; and under the terms of the option, the amount of compensation is based solely on an increase in the value of the common stock after the date of grant.

Under the 2007 Omnibus Incentive Plan, one or more of the following business criteria, on a consolidated basis, and/or with respect to specified subsidiaries or business units (except with respect to the total stockholder return and earnings per share criteria), are used exclusively by the Compensation Committee in establishing performance goals:

•	total stockholder return;

•	such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index;

•	net income;

•	pretax earnings;

•	earnings before interest expense, taxes, depreciation and amortization;

•	pretax operating earnings after interest expense and before bonuses, service fees and extraordinary or special items;

•	operating margin;

•	earnings per share;

•	return on equity;

•	return on capital;

•	return on investment;

•	operating earnings;

•	working capital;

•	ratio of debt to stockholders’ equity;

•	free cash flow (which is calculated by adding capital expenditures to the cash flows from operating activities set forth in our consolidated cash flow statement); and

•	revenue.

Business criteria may be measured on an absolute or relative basis and on a GAAP or non-GAAP basis.

Under the Internal Revenue Code, a director is an “outside director” of the Company if he or she is not a current employee of the Company; is not a former employee who receives compensation for prior services (other than under a qualified retirement plan); has not been an officer of the Company; and does not receive, directly or indirectly (including amounts paid to an entity that employs the director or in which the director has at least a five percent ownership interest), remuneration from the Company in any capacity other than as a director.

The maximum number of shares of our common stock subject to options or stock appreciation rights that can be awarded under the 2007 Omnibus Incentive Plan to any person is 1,000,000 per year. The maximum number of shares of common stock that can be awarded under the 2007 Omnibus Incentive Plan to any person, other than pursuant to an option or stock appreciation right, is 1,000,000 per year. The maximum amount that may be earned as an annual incentive award or other cash award in any fiscal year by any one person is $1,500,000, and the maximum amount that may be earned as a performance award or other cash award in respect of a performance period by any one person is $4,500,000.

Federal Income Tax Consequences

Incentive Stock Options.  The grant of an option will not be a taxable event for the grantee or for the Company. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of our common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of common stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). We will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of our subsidiary from the date the option is granted through a date within three months before the date of exercise of the option.

If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the common stock in an amount generally equal to the excess of the fair market value of the common stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to our compliance with Section 162(m) of the Internal Revenue Code and to certain reporting requirements.

Non-Qualified Options.  The grant of an option will not be a taxable event for the grantee or the Company. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

A grantee who has transferred a non-qualified stock option to a family member by gift will realize taxable income at the time the non-qualified stock option is exercised by the family member. The grantee will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares of our common stock will be the fair market value of the shares of common stock on the date the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the grantee’s estate for estate tax purposes.

In the event a grantee transfers a non-qualified stock option to his or her ex-spouse incident to the grantee’s divorce, neither the grantee nor the ex-spouse will recognize any taxable income at the time of the transfer. In general, a transfer is made “incident to divorce” if the transfer occurs within one year after the marriage ends or if it is related to the end of the marriage (for example, if the transfer is made pursuant to a divorce order or settlement agreement). Upon the subsequent exercise of such option by the ex-spouse, the ex-spouse will recognize taxable income in an amount equal to the difference between the exercise price and the fair market value of the shares of common stock at the time of exercise. Any distribution to the ex-spouse as a result of the exercise of the option will be subject to employment and income tax withholding at this time.

Restricted Stock.  A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of common stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the common stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the common stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse and dividends paid while the common stock is subject to restrictions will be subject to withholding taxes. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Stock Units.  There are no immediate tax consequences of receiving an award of stock units under the 2007 Omnibus Incentive Plan. A grantee who is awarded stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee at the end of the restriction period or, if later, the payment date. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Dividend Equivalent Rights.  Participants who receive dividend equivalent rights will be required to recognize ordinary income in an amount distributed to the grantee pursuant to the award. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Stock Appreciation Rights.  There are no immediate tax consequences of receiving an award of stock appreciation rights under the 2007 Omnibus Incentive Plan. Upon exercising a stock appreciation right, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Performance and Annual Incentive Awards.  The award of a performance or annual incentive award will have no federal income tax consequences for us or for the grantee. The payment of the award is taxable to a grantee as ordinary income. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Unrestricted Common Stock.  Participants who are awarded unrestricted common stock will be required to recognize ordinary income in an amount equal to the fair market value of the shares of common stock on the date of the award, reduced by the amount, if any, paid for such shares. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Section 280(G).  To the extent payments which are contingent on a change in control are determined to exceed certain Code limitations, they may be subject to a 20% nondeductible excise tax and the Company’s deduction with respect to the associated compensation expense may be disallowed in whole or in part.

Section 409A.  We intend for awards granted under the 2007 Omnibus Incentive Plan to comply with Section 409A of the Code. To the extent a grantee would be subject to the additional 20% excise tax imposed on certain nonqualified deferred compensation plans as a result of a provision of an award under the plan, the provision will be deemed amended to the minimum extent necessary to avoid application of the 20% excise tax.

AUDIT COMMITTEE MATTERS

KPMG LLP (“KPMG”) served as our independent auditors for the fiscal year ended December 31, 2007, and has been selected by the Audit Committee as our independent auditors for the fiscal year ending December 31, 2008. A representative of KPMG is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Audit Fees

The following table presents the aggregate fees billed to us for professional services rendered by KPMG for the audit of our fiscal year 2007 and 2006 annual financial statements and for other professional services rendered by KPMG in fiscal year 2007 and 2006.

	Fiscal Year
Type of Fee	2007	2006

Audit Fees(1)	$3,600,330	$958,475
Audit-Related Fees(2)	740,783	298,599
Tax Fees(3)	111,423	67,397
All Other Fees	—	—
Total fees	$4,452,536	1,324,471

(1)	Audit Fees consist of fees for the financial statement audits, which includes fees related to the Special Litigation Committee investigation.

(2)	Audit-Related Fees consist of fees for statutory audits, employee benefit plan audits and due diligence.

(3)	Tax Fees consist of fees for state and federal income tax preparation for a Company subsidiary, tax research and preparation of refund claims.

The above amounts include out-of-pocket expenses incurred by KPMG. The Audit Committee pre-approved all non-audit services described above. A copy of the Audit Committee’s pre-approval policy with respect to non-audit services is attached as Appendix B to this Proxy Statement. The Audit Committee has considered whether the provision of the services described above was and is compatible with maintaining the independence of KPMG.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of the Company oversees the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. The Committee operates under a written charter adopted by the Board of Directors, which is posted on the Company’s website at www.infogroup.com under the caption “Investor Relations.” The charter provides that the Audit Committee shall consist of at least three directors who are independent, as independence for audit committee members is defined by FINRA rules. Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee’s responsibility is to monitor and oversee these processes.

In this context, the Committee met and held discussions with management and the independent auditors. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company’s internal controls and the internal audit department’s organization, responsibilities, budget and staffing. The Committee reviewed both with the independent auditors and internal auditors their audit plans, audit scope and identification of audit risks. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, as amended. The Company’s independent auditors also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Committee discussed with the independent auditors that firm’s independence.

Based upon the Committee’s discussion with management and the independent auditors and the Committee’s review of the representations of management and the report of the independent auditors, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC.

Audit Committee*

Clifton T. Weatherford (Chair)
Bernard W. Reznicek

The information contained in the Audit Committee Report in this Proxy Statement is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C under the Exchange Act or to the liabilities of Section 18 of the Exchange Act, and will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate it by reference into such a filing.

* Mr. George Krauss became a member of the Company’s Board of Directors in December 2007 and a member of the Audit Committee effective September 12, 2008. As a result, he did not participate in the discussions of the Audit Committee with respect to the matters described in the Audit Committee Report.

Dr. Vasant H. Raval served as the Chair of the Audit Committee during 2007 and served as a member of the Audit Committee until August 20, 2008. As a member of the Audit Committee and until his resignation, Dr. Raval participated in the discussions of the Audit Committee with respect to the matters described in the Audit Committee Report.

OTHER MATTERS

Except as described in this Proxy Statement, we know of no other matters to be considered at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the proxy holders to vote the shares they represent in their discretion.

BY ORDER OF THE BOARD OF DIRECTORS

Omaha, Nebraska
September 23, 2008

APPENDIX A

infoGROUP INC.

AMENDED AND RESTATED 2007 OMNIBUS INCENTIVE PLAN

A-i

A-ii

infoGROUP INC.

AMENDED AND RESTATED 2007 OMNIBUS INCENTIVE PLAN

infoGROUP Inc., a Delaware corporation (the “Company”), sets forth herein the terms of its Amended and Restated 2007 Omnibus Incentive Plan (the “Plan”), as follows:

1.	PURPOSE

The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, stock units, unrestricted stock, dividend equivalent rights and cash awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein.

2.	DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1  “Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.

2.2  “Annual Incentive Award” means an Award made subject to attainment of performance goals (as described in Section 14) over a performance period of up to one year (the Company’s fiscal year, unless otherwise specified by the Committee).

2.3  “Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, Stock Unit, Dividend Equivalent Rights, or cash award under the Plan.

2.4  “Award Agreement” means the written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

2.5  “Benefit Arrangement” shall have the meaning set forth in Section 15 hereof.

2.6  “Board” means the Board of Directors of the Company.

2.7  “Cause” means, as determined by the Board and unless otherwise provided in an applicable agreement with the Company or an Affiliate, (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) conviction of a criminal offense (other than minor traffic offenses); or (iii) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Service Provider and the Company or an Affiliate.

2.8  “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.9  “Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.2.

2.10  “Company” means infoGROUP Inc.

2.11  “Corporate Transaction” means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company to another person or entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity)

which results in any person or entity (other than persons who are stockholders or Affiliates immediately prior to the transaction) owning 50% or more of the combined voting power of all classes of stock of the Company.

2.12  “Covered Employee” means a Grantee who is a covered employee within the meaning of Section 162(m)(3) of the Code.

2.13  “Disability” means the Grantee is unable to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee’s Service, Disability shall mean the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

2.14  “Dividend Equivalent Right” means a right, granted to a Grantee under Section 13 hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

2.15  “Effective Date” means October 23, 2008, the date the Plan is approved by the Company’s stockholders.

2.16  “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.17  “Fair Market Value” means the value of a share of Stock, determined as follows: if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, is admitted to quotation on The Nasdaq Stock Market, Inc. or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market the Board shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Board in good faith in a manner consistent with Code Section 409A.

2.18  “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more of these persons (or the Grantee) own more than fifty percent of the voting interests.

2.19  “Grant Date” means, as determined by the Board, the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Board.

2.20  “Grantee” means a person who receives or holds an Award under the Plan.

2.21  “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.22  “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.23  “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.24  “Option Price” means the exercise price for each share of Stock subject to an Option.

2.25  “Other Agreement” shall have the meaning set forth in Section 15 hereof.

2.26  “Outside Director” means a member of the Board who is not an officer or employee of the Company.

2.27  “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 14) over a performance period of up to ten (10) years.

2.28  “Plan” means this infoGROUP Inc. Amended and Restated 2007 Omnibus Incentive Plan.

2.29  “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock or Unrestricted Stock.

2.30  “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.

2.31  “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

2.32  “SAR Exercise Price” means the per share exercise price of an SAR granted to a Grantee under Section 9 hereof.

2.33  “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.34  “Service” means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final, binding and conclusive.

2.35  “Service Provider” means an employee, officer or director of the Company or an Affiliate, or a consultant or adviser currently providing services to the Company or an Affiliate.

2.36  “Stock” means the common stock, par value $.0025 per share, of the Company.

2.37  “Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9 hereof.

2.38  “Stock Unit” means a bookkeeping entry representing the equivalent of one share of Stock awarded to a Grantee pursuant to Section 10 hereof.

2.39  “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.40  “Substitute Awards” means Awards granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

2.41  “Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

2.42  “Unrestricted Stock” means an Award pursuant to Section 11 hereof.

3.	ADMINISTRATION OF THE PLAN

3.1.  Board.

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and by-laws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s certificate of incorporation and by-laws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive.

3.2.  Committee.

The Board from time to time may delegate to the Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and other applicable provisions, as the Board shall determine, consistent with the certificate of incorporation and by-laws of the Company and applicable law.

(i) Except as provided in Subsection (ii) and except as the Board may otherwise determine, the Committee, if any, appointed by the Board to administer the Plan shall consist of two or more Outside Directors of the Company who: (a) qualify as “outside directors” within the meaning of Section 162(m) of the Code and who (b) meet such other requirements as may be established from time to time by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act and who (c) comply with the independence requirements of the stock exchange on which the Common Stock is listed.

(ii) The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, who may administer the Plan with respect to employees or other Service Providers who are not officers or directors of the Company, may grant Awards under the Plan to such employees or other Service Providers, and may determine all terms of such Awards.

In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive. To the extent permitted by law, the Committee may delegate its authority under the Plan to a member of the Board.

3.3.  Terms of Awards.

Subject to the other terms and conditions of the Plan, the Board shall have full and final authority to:

(i) designate Grantees,

(ii) determine the type or types of Awards to be made to a Grantee,

(iii) determine the number of shares of Stock to be subject to an Award,

(iv) establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options),

(v) prescribe the form of each Award Agreement evidencing an Award, and

(vi) amend, modify, or supplement the terms of any outstanding Award. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom. Notwithstanding the foregoing, no amendment, modification or supplement of any Award shall, without the consent of the Grantee, impair the Grantee’s rights under such Award.

The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul an Award if the Grantee is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable.

Notwithstanding the foregoing, no amendment or modification may be made to an outstanding Option or SAR that would be treated as a repricing under the rules of the stock exchange on which the Stock is listed, without the approval of the stockholders of the Company.

3.4.  Deferral Arrangement.

The Board may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents, restricting deferrals to comply with hardship distribution rules affecting 401(k) plans. Any such deferrals shall be made in a manner that complies with Code Section 409A.

3.5.  No Liability.

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

3.6.  Share Issuance/Book-Entry.

Notwithstanding any provision of this Plan to the contrary, the issuance of the Stock under the Plan may be evidenced in such a manner as the Board, in its discretion, deems appropriate, including, without limitation, book-entry registration or issuance of one or more Stock certificates.

4.	STOCK SUBJECT TO THE PLAN

Subject to adjustment as provided in Section 17 hereof, the maximum number of shares of Stock available for issuance under the Plan shall be 5,033,536, which is comprised of (i) 4,463,536 plus (ii) 570,000, the number of shares that are subject to outstanding awards granted under the Company’s 1997 Stock Option Plan (the “1997 Plan”) and the Original Plan as of September 22, 2008, but only to the extent that such awards are forfeited, canceled or settled for cash or expire pursuant to their terms after September 22, 2008 without delivery of shares of Stock subject thereto. Stock issued or to be issued under the Plan shall be authorized but unissued shares; or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company. If any shares covered by an Award are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Stock subject thereto, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture or termination, again be available for making Awards under the Plan. The number of shares available for issuance under the Plan shall be reduced by the number of shares subject to SARs.

The Board shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies. The number of shares of Stock reserved pursuant to Section 4 may be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of shares of Stock subject to Awards before and after the substitution.

5.  EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1.  Effective Date.

The Plan shall be effective as of the Effective Date. After June 7, 2007, the effective date of the Original Plan, no further awards have been, or will be, made under the 1997 Plan.

5.2.  Term.

The Plan shall terminate automatically ten (10) years after the June 7, 2007 and may be terminated on any earlier date as provided in Section 5.3.

5.3.  Amendment and Termination of the Plan.

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Awards have not been made. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements. No Awards shall be made after termination of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair rights or obligations under any Award theretofore awarded under the Plan.

6.	AWARD ELIGIBILITY AND LIMITATIONS

6.1.  Service Providers and Other Persons.

Subject to this Section 6, Awards may be made under the Plan to: (i) any Service Provider to the Company or of any Affiliate, including any Service Provider who is an officer or director of the Company, or of any Affiliate, as the Board shall determine and designate from time to time and (ii) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Board.

6.2.  Successive Awards and Substitute Awards.

An eligible person may receive more than one Award, subject to such restrictions as are provided herein. Notwithstanding Sections 8.1 and 9.1, the Option Price of an Option or the grant price of an SAR that is a Substitute Award may be less than 100% of the Fair Market Value of a share of Common Stock on the original date of grant; provided, that, the Option Price or grant price is determined in accordance with the principles of Code Section 424 and the regulations thereunder.

6.3.  Limitation on Shares of Stock Subject to Awards and Cash Awards.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act:

(i) the maximum number of shares of Stock subject to Options or SARs that can be awarded under the Plan to any person eligible for an Award under Section 6 hereof is one million (1,000,000) per calendar year;

(ii) the maximum number of shares that can be awarded under the Plan, other than pursuant to an Option or SARs, to any person eligible for an Award under Section 6 hereof is one million (1,000,000) per calendar year; and

(iii) the maximum amount that may be earned as an Annual Incentive Award or other cash Award in any calendar year by any one Grantee shall be $1,500,000 and the maximum amount that may be earned as a Performance Award or other cash Award in respect of a performance period by any one Grantee shall be $4,500,000.

The preceding limitations in this Section 6.3 are subject to adjustment as provided in Section 17 hereof.

7.	AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.

8.	TERMS AND CONDITIONS OF OPTIONS

8.1.  Option Price.

The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option. The Option Price of each Option shall be at least the Fair Market Value on the Grant Date of a share of

Stock; provided, however, that in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2.  Vesting.

Subject to Sections 8.3 and 17.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number.

8.3.  Term.

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option; provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date.

8.4.  Termination of Service.

Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service. Such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5.  Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company as provided herein or after the occurrence of an event referred to in Section 17 hereof which results in termination of the Option.

8.6.  Method of Exercise.

An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an Award. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 shares or such lesser number set forth in the applicable Award Agreement and (ii) the maximum number of shares available for purchase under the Option at the time of exercise.

8.7.  Rights of Holders of Options.

Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock ) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in Section 17 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.8.  Delivery of Stock Certificates.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option.

8.9.  Transferability of Options.

Except as provided in Section 8.10, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.10.  Family Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.10, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The events of termination of Service of Section 8.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

8.11.  Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

9.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1.  Right to Payment and Grant Price.

A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Board. The Award Agreement for a SAR shall specify the grant price of the SAR, which shall be at least the Fair Market Value of a share of Stock on the date of grant. SARs may be granted in conjunction with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in conjunction with all or part of any other Award or without regard to any Option or other Award; provided that an SAR that is granted subsequent to the Grant Date of a related Option must have an SAR Price that is no less than the Fair Market Value of one share of Stock on the SAR Grant Date.

9.2.  Other Terms.

The Board shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Grantees, whether or not an SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

9.3.  Term.

Each SAR granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such SAR is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such SAR.

9.4.  Transferability of SARS.

Except as provided in Section 9.5, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise a SAR. Except as provided in Section 9.5, no SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

9.5.  Family Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of a SAR to any Family Member. For the purpose of this Section 9.5, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 9.5, any such SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred SARs are prohibited except to Family Members of the original Grantee in accordance with this Section 9.5 or by will or the laws of descent and distribution.

10.	TERMS AND CONDITIONS OF RESTRICTED STOCK AND STOCK UNITS

10.1.  Grant of Restricted Stock or Stock Units.

Awards of Restricted Stock or Stock Units may be made for no consideration (other than par value of the shares which is deemed paid by Services already rendered).

10.2.  Restrictions.

At the time a grant of Restricted Stock or Stock Units is made, the Board may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Stock or Stock Units. Each Award of Restricted Stock or Stock Units may be subject to a different restricted period. The Board may, in its sole discretion, at the time a grant of Restricted Stock or Stock Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Stock Units in accordance with Section 14.1 and 14.2. Neither Restricted Stock nor Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock or Stock Units.

10.3.  Restricted Stock Certificates.

The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

10.4.  Rights of Holders of Restricted Stock.

Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

10.5.  Rights of Holders of Stock Units.

10.5.1.  Voting and Dividend Rights.

Holders of Stock Units shall have no rights as stockholders of the Company. The Board may provide in an Award Agreement evidencing a grant of Stock Units that the holder of such Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Stock Unit held equal to the per-share dividend paid on the Stock. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.

10.5.2.  Creditor’s Rights.

A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.6.  Termination of Service.

Unless the Board otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Restricted Stock or Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock or Stock Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Stock Units.

10.7.  Purchase of Restricted Stock.

The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock. The Purchase Price shall be payable in a form described in Section 12 or, in the discretion of the Board, in consideration for past Services rendered to the Company or an Affiliate.

10.8.  Delivery of Stock.

Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock or Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Stock Unit once the share of Stock represented by the Stock Unit has been delivered.

11.	TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS

The Board may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Board) an Unrestricted Stock Award to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

12.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

12.1.  General Rule.

Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.

12.2.  Surrender of Stock.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender.

12.3.  Cashless Exercise.

With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Board) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 18.3.

12.4.  Other Forms of Payment.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to exercise of an Option or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules.

13.	TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS

13.1.  Dividend Equivalent Rights.

A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any Grantee. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or Stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Board. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

13.2.  Termination of Service.

Except as may otherwise be provided by the Board either in the Award Agreement or in writing after the Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the Grantee’s termination of Service for any reason.

14.	TERMS AND CONDITIONS OF PERFORMANCE AND ANNUAL INCENTIVE AWARDS

14.1.  Performance Conditions.

The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions, except as limited under Sections 14.2 hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m). If and to the extent required under Code Section 162(m), any power or authority relating to a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m), shall be exercised by the Committee and not the Board.

14.2.  Performance or Annual Incentive Awards Granted to Designated Covered Employees.

If and to the extent that the Committee determines that a Performance or Annual Incentive Award to be granted to a Grantee who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance or Annual Incentive Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 14.2.

14.2.1.  Performance Goals Generally.

The performance goals for such Performance or Annual Incentive Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 14.2. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance or Annual Incentive Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance or Annual Incentive Awards. Performance goals may differ for Performance or Annual Incentive Awards granted to any one Grantee or to different Grantees.

14.2.2.  Business Criteria.

One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance or Annual Incentive Awards: (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index; (3) net income; (4) pretax earnings; (5) earnings before interest expense, taxes, depreciation and amortization; (6) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating earnings; (13) working capital; (14) ratio of debt to stockholders’ equity, (15) free cash flow (which is calculated by adding capital expenditures to the cash flows from operating activities set forth in the Company’s consolidated cash flow statement) and (16) revenue. Business criteria may be measured on an absolute basis or on a relative basis (i.e., performance relative to peer companies) and on a GAAP or non-GAAP basis. The Committee may provide, in a manner that meets the requirements of Code Section 162(m) that any evaluation of performance may include or exclude any of the following events that occur during the applicable performance period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) any reorganization or restructuring programs; (e) extraordinary nonrecurring items; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses.

14.2.3.  Timing For Establishing Performance Goals.

Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance or Annual Incentive Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

14.2.4.  Settlement of Performance or Annual Incentive Awards; Other Terms.

Settlement of such Performance or Annual Incentive Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance or Annual Incentive Awards. The Committee shall specify the circumstances in which such Performance or Annual Incentive Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Performance Awards.

14.3.  Written Determinations.

All determinations by the Committee as to the establishment of performance goals, the amount of any potential Performance Awards and as to the achievement of performance goals relating to Performance Awards, and the amount of any potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards, shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). To the extent permitted by Section 162(m), the Committee may delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

14.4.  Status of Section 14.2 Awards Under Code Section 162(m).

It is the intent of the Company that Performance Awards and Annual Incentive Awards under Section 14.2 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Section 14.2, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards or Annual Incentive Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

15.	PARACHUTE LIMITATIONS

Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate, except an agreement, contract, or understanding that expressly addresses Section 280G or Section 4999 of the Code (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Stock or Stock Unit held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment.

16.	REQUIREMENTS OF LAW

16.1.  General.

The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Without limiting the generality of the foregoing, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

16.2.  Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

17.	EFFECT OF CHANGES IN CAPITALIZATION

17.1.  Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Options and other Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary dividend but excluding a non-extraordinary dividend of the Company) without receipt of consideration by the Company, the Company shall, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options and Stock Appreciation Rights to reflect such distribution.

17.2.  Reorganization in Which the Company Is the Surviving Entity Which does not Constitute a Corporate Transaction.

Subject to Section 17.3 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Corporate Transaction, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option or SAR would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per share so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the shares remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing an Award, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation. In the event of a transaction described in this Section 17.2, Stock Units shall be adjusted so as to apply to the securities that a holder of the number of shares of Stock subject to the Stock Units would have been entitled to receive immediately following such transaction.

17.3.  Corporate Transaction.

Subject to the exceptions set forth in the last sentence of this Section 17.3 and the last sentence of Section 17.4, upon the occurrence of a Corporate Transaction:

(i) all outstanding shares of Restricted Stock shall be deemed to have vested, and all Stock Units shall be deemed to have vested and the shares of Stock subject thereto shall be delivered, immediately prior to the occurrence of such Corporate Transaction, and

(ii) either of the following two actions shall be taken:

(A) fifteen days prior to the scheduled consummation of a Corporate Transaction, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days, or

(B) the Board may elect, in its sole discretion, to cancel any outstanding Awards of Options, Restricted Stock, Stock Units, and/or SARs and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith), in the case of Restricted Stock or Stock Units, equal to the formula or fixed price per share paid to holders of shares of Stock and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to the Option or SAR (the “Award Shares”) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (II) the Option Price or SAR Exercise Price applicable to such Award Shares.

With respect to the Company’s establishment of an exercise window, (i) any exercise of an Option or SAR during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Corporate Transaction the Plan, and all outstanding but unexercised Options and SARs shall terminate. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders. This Section 17.3 shall not apply to any Corporate Transaction to the extent that provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of the Options, SARs, Stock Units and Restricted Stock theretofore granted, or for the substitution for such Options, SARs, Stock Units and Restricted Stock for new common stock options and stock appreciation rights and new common stock, stock units and restricted stock relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation right exercise prices, in which event the Plan, Options, SARs, Stock Units and Restricted Stock theretofore granted shall continue in the manner and under the terms so provided.

17.4.  Adjustments.

Adjustments under this Section 17 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Board shall determine the effect of a Corporate Transaction upon Awards other than Options, SARs, Stock Units and Restricted Stock, and such effect shall be set forth in the appropriate Award Agreement. The Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Sections 17.1, 17.2 and 17.3.

17.5.  No Limitations on Company.

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

18.	GENERAL PROVISIONS

18.1.  Disclaimer of Rights.

No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a director, officer, consultant or employee of the Company or an Affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

18.2.  Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

18.3.  Withholding Taxes.

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the

Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 18.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. The maximum number of shares of Stock that may be withheld from any Award to satisfy any federal, state or local tax withholding requirements upon the exercise, vesting, lapse of restrictions applicable to such Award or payment of shares pursuant to such Award, as applicable, cannot exceed such number of shares having a Fair Market Value equal to the minimum statutory amount required by the Company to be withheld and paid to any such federal, state or local taxing authority with respect to such exercise, vesting, lapse of restrictions or payment of shares.

18.4.  Captions.

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

18.5.  Other Provisions.

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

18.6.  Number and Gender.

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

18.7.  Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

18.8.  Governing Law.

The validity and construction of this Plan and the instruments evidencing the Awards hereunder shall be governed by the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

18.9.  Section 409A of the Code.

The Board intends to comply with Section 409A of the Code (“Section 409A”), or an exemption to Section 409A, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Section 409A. To the extent that the Board determines that a Grantee would be subject to the additional 20% tax imposed on certain nonqualified deferred compensation plans pursuant to Section 409A as a result of any provision of any Award granted under this Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Board.

***

APPENDIX B

infoGROUP Inc.

AUDIT COMMITTEE
AUDIT AND NON-AUDIT SERVICES PRE-APPROVAL POLICY

1.	Statement of Principles.

The Audit Committee of infoGROUP Inc. (the “Company”) is required to pre-approve the audit and non-audit services performed by the Company’s independent auditor. As part of the pre-approval process, the Audit Committee shall consider whether the services to be performed by the auditor are consistent with the SEC’s rules on auditor independence. Unless a type of service to be provided by the independent auditor has received pre-approval under this Policy, it will require separate pre-approval by the Audit Committee. The pre-approval requirement does not apply to the provision of non-audit services for which the de minimis exception described in Section 7 applies.

The Audit Committee shall pre-approve, by resolution, the type and amount of Audit, Audit-related, Tax and all other services to be performed by the Company’s independent auditor. The term of such pre-approval is 12 months from the date of pre-approval, unless otherwise specified in such resolutions. The Audit Committee will periodically review its pre-approval resolutions and modify the types and amount of services as it determines in its discretion. To assist the Audit Committee, the independent auditor will provide the Audit Committee with detailed back-up documentation regarding the specific services to be pre-approved under this Policy.

2.	Delegation.

The Audit Committee hereby delegates to the Chairman of the Audit Committee the authority to approve the engagement of the independent auditor to provide non-audit services as permitted by the Sarbanes-Oxley Act of 2002, to the extent that such non-audit services are not pre-approved as set forth in this Policy and if such engagement is less than $25,000. The Chairman shall report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

3.	Audit Services.

The annual Audit services engagement terms and fees will be subject to the specific pre-approval of the Audit Committee. Audit services include the annual financial statement audit (including required quarterly reviews), subsidiary audits and other procedures required to be performed by the independent auditor to be able to form an opinion on the Company’s consolidated financial statements. These other procedures include information systems and procedural reviews and testing performed in order to understand and place reliance on the systems of internal control, and consultations relating to the audit or quarterly review. Audit services also include the attestation engagement for the independent auditor’s report on management’s report on internal controls for financial reporting. The Audit Committee will monitor the Audit services engagement as necessary, but no less than on a quarterly basis, and will also approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other items.

In addition to the annual Audit services engagement approved by the Audit Committee, the Audit Committee may pre-approve other Audit services, which are those services that only the independent auditor reasonably can provide. Other Audit services may include statutory audits or financial audits for subsidiaries or affiliates of the Company and services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings.

4.	Audit-related Services.

Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements or that are traditionally performed by the independent auditor. The Audit Committee may pre-approve Audit-related services, including, among others, due diligence services pertaining to potential business acquisitions/dispositions; accounting consultations and audits in connection with acquisitions and dispositions; accounting consultations related to accounting, financial reporting or disclosure matters not classified as “Audit services”; assistance with understanding and implementing new accounting and financial reporting guidance from rulemaking authorities; financial audits of employee benefit plans; agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters; and assistance with internal control reporting requirements.

5.	Tax Services.

The Audit Committee may pre-approve those Tax services that have historically been provided by the auditor, that the Audit Committee has reviewed and believes would not impair the independence of the auditor, and that are consistent with the SEC’s rules on auditor independence. The Audit Committee may consult with management or its independent advisors, including counsel, to determine that the tax planning and reporting positions are consistent with this Policy.

6.	All Other Services.

The Audit Committee may pre-approve those non-audit services classified as All Other Services that it believes are routine and recurring services and would not impair the independence of the auditor.

7.	De Minimis Exception.

The pre-approval requirements for non-audit services is waived provided that all such services: (1) do not aggregate to more than five percent (5%) of the total revenues paid by the Company to its independent auditor in the fiscal year in which such services are provided; (2) were not recognized as non-audit services by the Company at the time of the engagement, and (3) are promptly reported to the Audit Committee and approved prior to completion of the audit.

8.	Prohibited Non-Audit Services.

The Company may not retain its independent auditor to provide any of the prohibited non-audit services listed in Appendix A to this Policy. The SEC’s rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions. The Audit Committee will review the list of prohibited non-audit services at least annually to determine whether any additions or deletions should be made to Appendix A.

9.	Pre-Approval Fee Levels or Budgeted Amounts.

Pre-approval fee levels or budgeted amounts for all services to be provided by the independent auditor will be established annually by the Audit Committee and reviewed as the Audit Committee deems appropriate. Attached to this Policy as Exhibits are forms that may be attached by the Audit Committee to their pre-approval resolutions, if desired, to reflect the approved services and associated budgeted fee levels. Any proposed services exceeding these levels or amounts will require specific pre-approval by the Audit Committee, or its designee pursuant to Section 2 hereof. The Audit Committee is mindful of the overall relationship of fees for audit and non-audit services in determining whether to pre-approve any such services. For each fiscal year, the Audit Committee shall consider the appropriate ratio between the total amount of fees for Audit, Audit-related and Tax services, and the total amount of fees for services classified as All Other services.

10.	Procedures.

All requests or applications for services to be provided by the independent auditor will be submitted to the Chief Financial Officer and shall include a description of the services to be rendered. The Chief Financial Officer will determine whether such services are included within the list of services that have been pre-approved by the Audit Committee. The Audit Committee will be informed on a periodic basis of the services rendered by the independent auditor. The Chief Financial Officer shall consult as necessary with the Chairman of the Audit Committee in determining whether any particular service has been pre-approved by the Audit Committee.

The Audit Committee has designated the Chief Financial Officer to monitor the performance of all services provided by the independent auditor and to determine whether such services are in compliance with this Policy. The Chief Financial Officer will report to the Audit Committee on a periodic basis on the results of such monitoring. The Chief Financial Officer will immediately report to the Chairman of the Audit Committee any breach of this Policy that comes to the attention of the Chief Financial Officer.

APPENDIX A
TO
THE AUDIT COMMITTEE AUDIT AND NON-AUDIT SERVICES PRE-APPROVAL POLICY

Prohibited Non-Audit Services

•	Bookkeeping or other services related to the accounting records or financial statements of the audit client

•	Financial information systems design and implementation

•	Appraisal or valuation services, fairness opinions or contribution-in-kind reports

•	Actuarial services

•	Internal audit outsourcing services

•	Management functions

•	Human resources

•	Broker-dealer, investment adviser or investment banking services

•	Legal services

•	Expert services unrelated to the audit

infoGROUP INC.
ANNUAL MEETING OF STOCKHOLDERS
October 23, 2008
3:00 p.m., local time
at: 951 Mariners Island Blvd., Suite #300
San Mateo, California 94404

infoGROUP Inc. 5711 South 86th Circle Omaha, Nebraska 68127	proxy

This proxy is solicited on behalf of the Board of Directors for use at the Annual Meeting of Stockholders of infoGROUP Inc. (the “Company”) to be held on October 23, 2008 or any adjournments or postponements thereof.
The shares of the Company’s common stock you hold as of the record date on September 19, 2008 will be voted as you specify on the reverse side.
By signing the proxy, you revoke all prior proxies and appoint Fred Vakili and Stormy L. Dean (the “Proxy Holders”), or either of them, as proxies with full power of substitution, to vote all shares of common stock of the Company of record in the name of the undersigned at the close of business on September 19, 2008 at the Annual Meeting of Stockholders.
The undersigned stockholder hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and Proxy Statement for the Annual Meeting to be held on October 23, 2008.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS ONE AND TWO. IN THEIR DISCRETION, THE PROXY HOLDERS ARE AUTHORIZED TO VOTE WITH RESPECT TO SUCH OTHER MATTERS AS MAY BE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.
See reverse for voting instructions.

COMPANY #
There are three ways to vote your Proxy
Your telephone or Internet vote authorizes the Proxy Holders to vote your shares in the same manner as if you marked, signed and returned your proxy card.
VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK « « « EASY « « « IMMEDIATE
•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on October 22, 2008.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.
VOTE BY INTERNET — www.eproxy.com/iusa — QUICK « « « EASY « « « IMMEDIATE
•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on October 22, 2008.

•
Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to infoGROUP, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.
If you vote by Phone or Internet, please do not mail your Proxy Card
ò Please detach here ò

The Board of Directors Recommends a Vote FOR Proposals 1 and 2.

1. Election of directors (with terms expiring 2011): Nominees: 01 Bernard W. Reznicek, 02 John N. Staples III, and 03 Clifton T. Weatherford.	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. To approve an amendment to the infoUSA Inc. 2007 Omnibus Incentive Plan to clarify the number of shares of the Company common stock reserved for issuance thereunder.	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.
Address Change? Mark Box   ☐   Indicate changes below:

Date

Signature(s) in Box
Please sign exactly as your name(s) appear on the proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.